UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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McEwen Mining Inc.
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MCEWEN MINING INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 28, 2015

The annual meeting of the shareholders of McEwen Mining Inc. (“we,” “our,” “us,” “McEwen Mining” or the “Company”) will be held at St. Andrew’s Club & Conference Centre, 150 King Street West, 27th Floor, Main Dining Room, Toronto, Ontario, Canada M5H 1J9 on May 28, 2015 at 2:00 p.m. Eastern Time. The meeting will be held for the following purposes:

(1)                                 To elect eight (8) directors of our Company to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)                                 To consider and vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers as described in the Compensation Discussion & Analysis, tabular disclosure and accompanying narrative disclosure set forth in our 2015 proxy statement;

(3)                                 To approve the amendment and restatement of the US Gold Equity Incentive Plan as described in more detail in the accompanying proxy statement;

(4)                                 To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

(5)                                 To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on April 8, 2015 as the record date for the determination of the holders of our stock entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record on our books at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment and postponement thereof.

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or before April 17, 2015, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the close of business on April 8, 2015. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all record and beneficial owners will have the ability to access all of the proxy materials on a website referred to and at the URL address included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials will also identify the date, the time and location of the annual meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or e-mail copy of the proxy statement, our annual report and a form of proxy relating to the annual meeting; information on how to access and vote the form of proxy; and information on how to obtain directions to attend the meeting and vote in person. These proxy materials will be available free of charge.

Shareholders are cordially invited to attend the annual meeting. If you wish to vote shares held in your name at the annual meeting, please bring your Notice of Internet Availability of Proxy Materials or proxy card (if you previously requested one be mailed to you) and picture identification to the Meeting. Please note that McEwen Mining shares may only be voted by the record owner of the shares, so the holders of McEwen Mining shares held in the name of an Intermediary and who wish to vote those shares in person at the Meeting must obtain a valid proxy from the Intermediary in order to vote the shares in person at the Meeting.

Your vote is extremely important. We appreciate you taking the time to vote promptly. After reading the proxy statement, please vote, at your earliest convenience, by telephone or Internet, or request a proxy card to complete, sign and return by mail. If you decide to attend the annual meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) TELEPHONE, (ii) INTERNET, (iii) REQUESTING A PAPER PROXY CARD, TO COMPLETE, SIGN AND RETURN BY MAIL, OR (iv) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. Please note that all votes cast via telephone or the Internet must be cast prior to 1:00 a.m. Eastern Time on May 28, 2015.

By Order of the Board of Directors

Chairman and Chief Executive Officer

Toronto, Ontario

April 8, 2015

MCEWEN MINING INC.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS

May 28, 2015

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of McEwen Mining Inc. (“we,” “our,” “us,” “McEwen Mining” or the “Company”), to be voted at the annual meeting of shareholders to be held at St. Andrew’s Club & Conference Centre, 150 King Street West, 27th Floor, Main Dining Room, Toronto, Ontario, Canada M5H 1J9 on May 28, 2015 at 2:00 p.m. Eastern Time, or at any adjournment or postponement of the meeting.

In accordance with rules and regulations of the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner, we are now furnishing proxy materials, which include our proxy statement and annual report, to our shareholders over the Internet. We believe that this procedure is more efficient, will save us and our shareholders money and will be more environmentally sound. Because you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials was first sent to shareholders on or about April 17, 2015.

The shares represented by a proxy that is properly executed and returned in time to be voted at the annual meeting will be voted in accordance with the instructions contained therein. Submitting the proxy via the Internet or telephone or signing and returning a paper proxy card does not affect a shareholder’s right to vote in person at the annual meeting. If you wish to vote your shares in person at the annual meeting, please bring your Notice of Internet Availability of Proxy Materials or proxy card (if you previously requested one be mailed to you) and picture identification to the annual meeting. Please note that McEwen Mining shares may only be voted by the record owner of the shares, so the holders of McEwen Mining shares held in the name of an Intermediary and who wish to vote those shares in person at the annual meeting must obtain a valid proxy from the Intermediary in order to vote the shares in person at the annual meeting.

Executed proxies that contain no instructions will be voted FOR each of the individuals nominated to be a director, FOR the resolution approving the compensation of our named executive officers as disclosed in this proxy statement, FOR the resolution approving the amendment and restatement of the US Gold Equity Incentive Plan, FOR the ratification of appointment of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2015, and in accordance with the judgment of the persons named as proxies in the form of proxy on such other business or matters which may properly come before the annual meeting. Other than the matters set forth in the Notice of Annual Meeting, we know of no matters to be brought before the annual meeting.

Shareholders who execute proxies for the annual meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to us, by delivering a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person.

The cost of the annual meeting, including the cost of preparing and delivering this proxy statement and proxy, will be borne by us. We may use the services of our directors, officers, employees and contractors to solicit proxies, personally or by telephone, but at no additional salary or compensation. We will also request banks, brokers and others who hold our voting securities in nominee names (“Intermediary”) to distribute proxy soliciting materials to beneficial owners and will reimburse such Intermediaries for reasonable out-of-pocket expenses which they may incur in so doing.

The holders of record of our common stock, no par value per share, and the holder of the Series B Special Voting Preferred Stock as of April 8, 2015 are entitled to notice of and to vote at the annual meeting. The holder of the one share of Series B Special Voting Preferred Stock holds the share as trustee for the holders of exchangeable shares (“Exchangeable Shares”) of our subsidiary McEwen Mining—Minera Andes Acquisition Corp. (“Canadian Exchange Co.”) as set forth in the Voting and Exchange Trust Agreement among McEwen Mining Inc., Canadian Exchange Co., McEwen Mining (Alberta)

ULC and Computershare Trust Company of Canada dated January 24, 2012 (“Series B Voting and Exchange Trust Agreement”). The Exchangeable Shares were issued in connection with the acquisition of Minera Andes Inc. (“Minera Andes”) in January 2012. The Exchangeable Shares have substantially the same economic and voting rights as our common stock.

Each share of common stock is entitled to one vote. The one share of Series B Special Voting Preferred Stock is entitled to an aggregate number of votes equal to the number of Exchangeable Shares issued and outstanding as of the record date which are not owned by the Company or its affiliates. Any shares held by the Company or its affiliates are not entitled to vote at the annual meeting. The holders of the common stock and the holder of the Series B Special Voting Preferred Stock vote together as a single class.

On April 8, 2015, there were a total of 272,992,395 shares of common stock and 27,537,779 Exchangeable Shares (exclusive of shares owned by McEwen Mining and its affiliates) outstanding. The presence in person or by proxy of not less than one-third of the outstanding shares entitled to vote at the meeting will constitute a quorum for the transaction of business at the annual meeting.

Brokers and other nominees who hold common stock in “street name” and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals. The absence of votes from brokers on non-routine proposals are referred to as broker non-votes. Proposals such as the ratification of the independent registered public accounting firm are considered routine. The election of directors, proposal regarding amendments to the US Gold Equity Incentive Plan, and proposal regarding the compensation of our named executive officers are non-routine. Thus, if shareholders do not give their broker or nominee specific instructions, their shares may not be voted for the election of directors, the proposal regarding amendments to the US Gold Equity Incentive Plan, or the proposal regarding compensation. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum but will have no effect on the outcome of any of the four proposals at the annual meeting.

There are different voting requirements for the four proposals:

•                  Directors are elected by a plurality of votes cast at the annual meeting (assuming a quorum is present), subject to our Majority Voting Policy (described below). Consequently, any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Subject to our Majority Voting Policy, the eight nominees for director who receive the highest number of votes will be elected to the Board of Directors;

•                  The advisory vote on the compensation of our named executive officers as described in this proxy statement (“Say-on-Pay”) will be approved if it receives the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. With regard to this resolution, abstentions and broker non-votes will have no impact on the approval of our executive compensation;

•                  The amended and restated US Gold Equity Incentive Plan will be approved if it receives the affirmative vote of a majority of the votes cast at the annual meeting. With regard to this resolution, abstentions and broker non-votes will have no impact on the approval of these proposals; and

•                  The ratification of appointment of our independent registered public accountant and will be approved if it receives the affirmative vote of a majority of the votes cast at the annual meeting. With regard to this resolution, abstentions and broker non-votes will have no impact on the approval of these proposals.

Under our Majority Voting Policy, in the absence of a contested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation to the Board. The Board will refer the resignation to the Nominating & Corporate Governance Committee of our Board for consideration. The Nominating & Corporate Governance Committee will promptly consider the resignation and will recommend to the Board to accept the tendered resignation unless it determines that there are extraordinary circumstances relating to the composition of the Board or the voting results that should delay the acceptance or justify rejecting it. The Board is expected to act on that recommendation and disclose its decision in a Current Report on Form 8-K filed with the SEC, or other means of publication, within 90 days following the date of the meeting. Upon acceptance of a resignation by the Board and subject to any corporate law restrictions, the Board may (1) leave a vacancy on the Board unfilled until the next annual meeting, (2) fill the vacancy by appointing a new director whom the Board considers to merit the confidence of the shareholders, or (3) call a special meeting of shareholders to consider new nominee(s) to fill the vacant position(s).

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR PROXY BY INTERNET OR TELEPHONE VOTING OR RETURN THE PROXY BY MAIL PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

ELECTION OF DIRECTORS

(Proposal 1 on Proxy Card)

The Board of Directors currently consists of eight members, all of whom have been nominated to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The eight nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors.

Directors and Executive Officers

The following table reflects our directors and officers as of the date of this proxy statement:

Name	Age	Positions With the Company	Board Position Held Since
Robert R. McEwen	64	Chairman of the Board and Chief Executive Officer	2005
Allen V. Ambrose(1)(2)(3)	58	Director	2012
Michele L. Ashby(1)(3)	59	Director	2005
Leanne M. Baker(2)(4)	62	Director	2005
Richard W. Brissenden(3)(4)	70	Director	2012
Gregory P. Fauquier(1)(3)	64	Director	2014
Donald R. M. Quick(3)	63	Director	2012
Michael L. Stein(4)	64	Director	2012
Andrew L. Elinesky	38	Vice President, Argentina	—
Nils F. Engelstad	36	Vice President, General Counsel and Corporate Secretary	—
William A. Faust	63	Chief Operating Officer	—
Perry Y. Ing	39	Vice President and Chief Financial Officer	—
Simon T. Quick	28	Vice President, Projects	—
Craig P. Stanley	44	Vice President, Corporate Development	—
Nathan M. Stubina	56	Managing Director	—

(1)                                 Member of the Compensation Committee

(2)                                 Member of the Nominating & Corporate Governance Committee

(3)                                 Member of the Environmental, Health & Safety Committee

(4)                                 Member of the Audit Committee

All of our directors named above except Mr. McEwen and Dr. Quick, are independent as defined under the rules of the New York Stock Exchange (“NYSE”), as published in the Listed Company Manual (“NYSE Rules”).

The following information summarizes the recent (at least five years) business experience of our officers and directors:

Our Directors

Robert R. McEwen.  Mr. McEwen became the Chairman of our Board of Directors and our Chief Executive Officer on August 18, 2005. Prior to our acquisition of Minera Andes in January 2012, Mr. McEwen was also Executive Chairman, President, Chief Executive Officer (from June 2009) and Director (from August 2008) of that entity. Minera Andes was a gold and silver producer and copper exploration company with securities formerly traded on the Toronto Stock Exchange (“TSX”) and the OTC Bulletin Board. We completed the acquisition of Minera Andes in January 2012. From 1994 to December 2010, Mr. McEwen also served as Chairman and Chief Executive Officer of Lexam Explorations Inc. (“Lexam”). Lexam combined with VG Gold Corp. in 2011 and is now known as Lexam VG Gold Inc. (“Lexam VG”). Mr. McEwen is Non-executive Chairman of Lexam VG, which securities trade on the TSX. He was the Chief Executive Officer of Goldcorp Inc. from June 1986 until February 2005 and the Chairman of that company from 1986 to October 2005. Goldcorp is engaged in the business of exploring for and producing gold and other precious metals. The securities of Goldcorp are traded on the TSX and NYSE. Our Board believes that Mr. McEwen’s nearly 30 years of experience in the mining industry, and particularly the experience he developed by guiding Goldcorp Inc. from a start-up into a senior gold producer, provides Mr. McEwen with the desired skills, attributes and qualifications to serve as a member of our Board.

Allen V. Ambrose.  Mr. Ambrose has nearly three decades of experience in the mining industry, including work with large companies as well as junior exploration companies. He was a director of Minera Andes from November 1995 until its combination with McEwen Mining in January 2012. Mr. Ambrose also served as President and Chief Executive Officer of Minera Andes from 1995 until June 2008. Mr. Ambrose has extensive experience in all phases of exploration, project evaluation and project management, and has worked as a geologic consultant in the US, Venezuela, and Argentina. As a consultant, he was a co-discoverer of a Venezuelan auriferous massive sulfide deposit acquired by Gold Reserve Corporation, and known generally as the Brisas deposit. He formerly was employed as exploration manager for N.A. Degerstrom Inc., a US contract mining company, and has worked as a geologist for Cyprus Minerals, Kidd Creek Mines, Molycorp, Boise Cascade and Dennison Mines. He holds a BS in Geology from Eastern Washington University. The board believes that Mr. Ambrose’ experience as a geologist, significant understanding and experience with our Argentine assets, and knowledge of the mining industry provides the requisite skills and qualifications to serve as a member of our Board.

Michele L. Ashby.  Since January 2014, Ms. Ashby has worked as an Executive Consultant with McGhee Productivity Solutions, a Denver based consultancy group which serves Fortune 100 companies in leadership, management, and strategic training programs. She is also the President of Ashby Investments LLC, a financial advisory firm, a position that she has occupied since June 2013. She is also the former Chief Executive Officer and founder of MiNE, LLC, a Colorado limited liability company which acted as an intermediary for natural resources and energy companies to the institutional investment community. She occupied that position from July 2005 to September 2013. From January 1988 to July 2005, she was the Chief Executive Officer and founder of Denver Gold Group Inc., a Colorado not-for-profit corporation organized and operated as a trade association for the mining industry. In that capacity, she developed, marketed and organized annual conferences for participants in the industry and the investment community. From November 1983 to December 1995, she was a stockbroker and mining analyst with a regional investment banking firm located in Denver, Colorado. Ms. Ashby graduated magna cum laude with a degree in finance from Regis University. Our Board believes that Ms. Ashby’s 25 years in the finance industry emphasizing the mining sector, and her diverse interaction with executives of mining companies located around the world, provide her with the appropriate skills and experience to serve as a member of our Board.

Leanne M. Baker.  Dr. Baker is the former President and Chief Executive Officer of Sutter Gold Mining Inc., a corporation with securities traded on the TSX Venture Exchange (“TSX-V”) and the OTCQX, a position she occupied from November 2011 to July 2013. Dr. Baker continues to serve as a director of Sutter Gold Mining Inc. From January 2002 to October 2011, she was Managing Director of Investor Resources LLC, consulting for the mining and financial services industries. Prior to that, she was an equity research analyst and Managing Director with Salomon Smith Barney from 1990 to 2001, where she helped build a research and investment banking franchise in the metals and mining sectors. She is a director of Agnico Eagle Mines Ltd., a company with securities traded on the TSX and NYSE; Reunion Gold Corporation, formerly known as New Sleeper Gold Corporation, with securities traded on the TSX-V. Dr. Baker has a Master of Science degree and a Ph.D. in mineral economics from the Colorado School of Mines. Our Board believes that Dr. Baker’s background in corporate finance and mineral economics, as well as her experience in corporate governance from serving as a director of other mining companies, provides the requisite skills and qualifications as a member of our Board.

Richard. W. Brissenden.  Mr. Brissenden is a Chartered Professional Accountant (Ontario) and a graduate from the Director’s Education Program of the Institute of Corporate Directors with an ICD.D designation, with more than 30 years of experience in the mining and exploration sector. Since January 2015, Mr. Brissenden has been the Executive Chairman of Banro Corporation, a Canadian gold mining company with securities traded on the TSX and NYSE MKT, and was previously Chairman from May 2014 until January 2015.  Mr. Brissenden became a director of Banro Corporation in 2013.  He also serves as a director for several mining companies, including Corona Gold Corporation (since November 1996), Ryan Gold Corp (since October 2002), Lexam VG Gold Inc. (since January 2011) and PC Gold Inc. (since 2013). He has previously served as a board member and executive of numerous companies in the mining and mineral exploration sector. The Board believes that Mr. Brissenden’s significant financial experience as a chartered accountant and member of numerous public company audit committees, as well as significant understanding and experience of the mining industry, provides the requisite skills and qualifications to serve as a member of our Board.

Gregory P. Fauquier.  Mr. Fauquier is a mining engineer with a broad range of management skills covering both mine and process operations, as well as development, together with experience in both open pit and underground operations. From 2002 to 2013, Mr. Fauquier was employed as the Global Managing Director for Hatch Ltd., a consulting engineering and project implementation company, where he was responsible for mining and mineral processing, as well as Hatch’s operational services worldwide. Prior to his employment at Hatch, Mr. Fauquier held positions with Barrick as their Senior Vice President for Operations, with Rio Tinto as General Manager of the Flambeau Mining Company, also with Rio Tinto as Mine Manager for their Kennecott Bingham Canyon Mine in Utah as well as their Palabora Mine in South Africa. Mr. Fauquier holds a B.Sc. Mining degree from Queen’s University. The Board believes that Mr. Fauquier’s nearly four decades of operations and development experience in the mining industry, provides the requisite skills and qualifications to serve as a member of our Board.

Donald R. M. Quick.  Dr. Quick served as a director of CSA Management from 1996 until 2000, at which time it merged with Goldcorp Inc. Between 2000 and 2006, Dr. Quick was also a member of the board of directors of Goldcorp Inc. Dr. Quick was a member of the board of directors of Minera Andes, from 2008 until it merged with US Gold Corporation in 2012, to become McEwen Mining. From 2011-2014, Dr. Quick was a member of the board of directors for Jourdan Resources Inc., a Canadian junior phosphate exploration company with securities trading on the TSX-V. Prior to 2003, Dr. Quick was in private practice as a chiropractor. Our Board believes that Dr. Quick’s background and experience as a corporate director in the mining sector provides the requisite skills and qualifications to serve as a member of our Board. Dr. Quick is the father of Simon Quick, who is an officer of the Company. Dr. Donald Quick abstained from any participation in the nomination or appointment of Simon Quick as an executive officer. As a result of the appointment of Simon Quick, Dr. Donald Quick was no longer considered to be independent under the NYSE Rules, and he consequently resigned from his positions on the compensation and governance committees of our Board.

Michael L. Stein.  Mr. Stein has been chairman and chief executive officer of MPI Group Inc., a real estate development and investment company, since 1994. He has also held the position of chairman and chief executive officer of the real estate investment and development company, MICC Properties Inc. since 1987. Between 1978 and 1987, Mr. Stein held progressively senior positions with The Mortgage Insurance Company of Canada, ultimately holding the position of Executive Vice-President responsible for operations. He is a founder and current chairman of the Canadian Apartment Properties Real Estate Investment Trust (CAPREIT), Canada’s first TSX listed apartment REIT. In 2012, Mr. Stein was appointed to the board of directors of City Financial Investment Company Limited, a United Kingdom asset management company regulated by the Financial Conduct Authority and registered as an Investment Adviser firm with the SEC. Mr. Stein became a director of Cliffside Capital Ltd., a corporation with securities listed on the TSX-V in October 2013.  In December 2013, he was appointed to the board of FirstService Corporation, a company with securities traded on the NASDAQ and TSX. Between 2000 and 2006, Mr. Stein was a member of the board of directors of Goldcorp Inc. Mr. Stein holds an engineering degree from the Israel Institute of Technology and an MBA in Finance and International business from Columbia University in New York. Our board believes that Mr. Stein’s substantial public company management and finance experience (including in the mining sector) provides the requisite skills and qualifications to serve as a member of our Board

Our Officers

In addition to Mr. McEwen (see biography above), we have the following executive officers as of the date of this proxy statement:

Andrew L. Elinesky (Vice President, Argentina).  Effective April 18, 2012, Mr. Elinesky was appointed Vice President, Argentina. Mr. Elinesky started with the Company as an Accounting Manager in April 2008 and served in that role until February 2010. Mr. Elinesky left the Company in February 2010 to work for Minera Andes Inc. as Controller, where he served from March 2010 to January 2012. Mr. Elinesky returned to the Company in January 2012, when the Company acquired Minera Andes Inc. Mr. Elinesky served as Director—Projects, Argentina from January 2012 to April 2012 when he was promoted to Vice President, Argentina. Prior to joining the Company, Mr. Elinesky worked in the UK for various multi-national companies including HJ Heinz Ltd., and Safetykleen UK Ltd. Mr. Elinesky holds a Bachelor of Science in Applied Accounting from Oxford Brookes University and is a Chartered Certified Accountant in the UK and a Certified General Accountant in Canada.

Nils F. Engelstad (Vice President, General Counsel and Corporate Secretary).  Effective August 5, 2009, Mr. Engelstad was appointed Corporate Secretary and upon completion of the business combination with Minera Andes Inc. was appointed Vice President, Corporate Affairs (later changed to Vice President, General Counsel). He also served as Vice President of Corporate Affairs for Minera Andes, a position he held from September 2009 to January 2012. From September 2009 to December 2010, he also served as Vice President, Legal, and Corporate Secretary of Lexam and continues as the Corporate Secretary for Lexam on a part-time basis in addition to his service with McEwen Mining. From June 2007 to July 2009, Mr. Engelstad was in private practice with a national Canadian law firm in their Toronto office practicing corporate and securities law. Mr. Engelstad received a Bachelor of Arts degree in international relations from the University of Toronto, a Bachelor of Laws degree from the University of Windsor and a Master of Laws degree from the University of Toronto. He is a member of the Law Society of Upper Canada.

William A. Faust (Chief Operating Officer).  Mr. Faust joined the Company effective August 1, 2011 as Chief Operating Officer. Immediately prior to his appointment as Chief Operating Officer, he served part-time as a consultant to the Company. From April 2007 to June 2011, he served as the Chief Operating Officer/Senior Vice President—Operations, for

Crystallex International Corporation, Inc. In that position, he was in charge of operations, project development and Venezuelan corporate staff where he directed gold mining operations at three open pit mines, one underground mine and a process plant in Venezuela. From May 2004 to March 2007, he served as Vice President—Operations for Nevada Pacific Gold Ltd., where he headed company operations and evaluation of mining prospects. Nevada Pacific Gold was acquired by McEwen Mining in 2007 and its Magistral Mine in Sinaloa State, Mexico is presently owned by the Company through its subsidiary. From March 2003 to April 2004, Mr. Faust was President—Mexico of Pan American Silver, Inc., where he headed an underground silver mine in Mexico and managed development of another open pit silver mine in Mexico. Mr. Faust is a Vietnam veteran, having served in the United States Navy and Navy Reserve, where he held a variety of positions over a 26-year career. He is a Registered Professional Engineer in New Mexico, and holds an MBA-Finance, Management from Western New Mexico University, a BS in Mining Engineering from New Mexico Tech and a BS in Civil Engineering from the University of New Mexico.

Perry Y. Ing (Vice President and Chief Financial Officer).  On March 3, 2008, Mr. Ing joined McEwen Mining as Vice President of Finance. Effective April 1, 2008, Mr. Ing began serving as our Vice President and Chief Financial Officer. He was appointed Secretary in June 2008 and served in that capacity until August 2009. Simultaneous with his position with our Company, Mr. Ing served as the Chief Financial Officer of Minera Andes from April 2010 to January 2012. From June 2005 until December 31, 2010, Mr. Ing also served as the Chief Financial Officer of Lexam. From November 2005 until February 2008, Mr. Ing was a financial consultant for Barrick Gold Corporation. In that position, he provided transactional support services and served as project manager for valuations in connection with significant Barrick acquisitions. From December 2003 to September 2005, Mr. Ing served as the Corporate Controller for Goldcorp Inc. where he was responsible for financial reporting and the financial control environment of the company. From September 1997 to November 2003, he was a member of the assurance and business advisory services practice for PricewaterhouseCoopers, LLP and was promoted to manager in July 2001. In those positions, he was responsible for supervising and executing audits with an industry focus on international mining companies. In 1997, Mr. Ing received a Bachelor of Commerce from the University of Toronto. Mr. Ing holds professional designations as a Chartered Professional Accountant in Ontario (2000), Certified Public Accountant in the State of Illinois (2001), and Chartered Financial Analyst (2003).

Simon T. Quick (Vice President, Projects).  Effective April 18, 2012, Mr. Quick was appointed Vice President, Projects. Mr. Quick has been with the Company since January 2009. Mr. Quick began as Director—Projects, where he served from January 2009 to April 2012. Prior to 2009, Mr. Quick attended Bishop’s University where he received a degree in economics.

Craig P. Stanley (Vice President, Corporate Development).  Effective September 9, 2013, Mr. Stanley was appointed Vice President, Corporate Development. From January 2011 until joining the Company in 2013, Mr. Stanley was the Vice President at Stifel Nicolaus Canada where he acted as a sell-side analyst focused on companies involved in the exploration, development and mining of precious metals resources. His buy-side experience includes serving from January 2009 until December 2010 as Vice President, Research at Pinetree Capital Ltd., a publicly-traded fund with over $450 million in assets focused on small cap mining companies. Mr. Stanley was also the sole mining analyst at a firm with over $1 billion in mining investments in actively managed mutual funds, exchange-traded closed-end funds and flow-through limited partnerships. Mr. Stanley holds a Master of Science in Geology from the University of Western Ontario.

Nathan M. Stubina (Managing Director).  Effective July 15, 2014, Dr. Stubina became Managing Director of McEwen Mining Inc. From March 2014 until being promoted, Dr. Stubina was Vice President, Technology of the Company. From September 2013 until joining the Company, Dr. Stubina was a Precious & Base Metals Analyst with Byron Capital Markets where he was responsible for leading research initiatives in the mining sector. From 2005 until joining Byron Capital Markets, Dr. Stubina was Senior Manager, R&D Process Development, with Barrick Gold Corporation, a Canadian gold mining corporation with securities traded on the NYSE and TSX and subsequently Manager, Barrick Technology Centre, also with Barrick Gold Corporation. Dr. Stubina holds a Ph.D in Metallurgy and Materials Science from The University of Toronto as well as a Master of Engineering and a Bachelor of Engineering from McGill University. Dr. Stubina has nearly thirty years of experience in the mining industry.

Our officers serve at the pleasure of the Board of Directors.

Vote Necessary to Approve Proposal 1

If a quorum is present at the meeting, directors are elected by a plurality of votes cast at the annual meeting (i.e., the eight candidates receiving the highest number of votes will be elected to the Board of Directors), subject to our Majority Voting Policy. Our Board has adopted a Majority Voting Policy whereby any nominee for director in an uncontested election (i.e., an election in which the number of nominees does not exceed the number of directors to be elected) who receives a greater number of votes “withheld” from his or her election than voted “for” such election will tender his or her resignation for consideration by the Nominating & Corporate Governance Committee. In such a circumstance, the Nominating & Corporate Governance Committee will recommend to our Board the action to be taken with respect to such offer of resignation. The Board is expected to act on such recommendation and disclose its decision within 90 days following the date of the annual meeting.

Shareholders do not have cumulative voting rights in the election of directors. You may vote for all of the nominees as directors or withhold your vote from any or all of the nominees as directors. The Board of Directors unanimously recommends a vote FOR all the director nominees listed above, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

PROPOSAL FOR

APPROVAL OF EXECUTIVE COMPENSATION

(Proposal 2 on Proxy Card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC and commonly referred to as “Say-on-Pay.” We held our first advisory vote on compensation of our named executive officers at our 2011 annual meeting, and, consistent with the recommendation of the Board, our shareholders approved our executive compensation. Following the acquisition of Minera Andes in January 2012, we decided to hold another advisory vote on compensation in connection with our 2013 annual meeting. The Board has decided that it is a matter of good corporate governance to hold the advisory vote on compensation annually until the next advisory vote on frequency occurs. An advisory vote on the frequency of shareholder votes to approve executive compensation is required to be held at least once every six years. Accordingly, unless the Board modifies its policy on the frequency of future votes, we expect to have our next advisory vote on compensation at our 2016 meeting. Since the approval of our executive compensation in 2014, we have not made any material changes to our executive compensation program.

As described more fully under the heading “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS—Compensation Discussion and Analysis” in this proxy statement, our executive compensation programs are designed to attract, motivate and retain our named executive officers who are critical to our success. The programs are designed to align the interest of our named executive officers with our shareholders and to fairly reward them for creating shareholder value and achieving our business objectives. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related to our company performance and individual performance.

Shareholders are urged to read the “Compensation Discussion & Analysis” section of this proxy statement, beginning on page 17, which discusses how our executive compensation policies implement our compensation philosophy, and the Summary Compensation Table section of this proxy statement, which includes tabular and narrative information about the compensation of our named executive officers. This discussion includes information about fiscal year 2014 compensation of our named executive officers and our executive compensation programs. The Compensation Committee and our Board of Directors believes that these programs are effective in implementing our compensation philosophy and in achieving its goals.

We are asking our shareholders to indicate their support for our executive compensation program as described in this proxy statement. This Say-on-Pay proposal gives our shareholders the opportunity to express their views on our fiscal year 2014 executive compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and procedures described in this proxy statement. Accordingly, we ask our shareholders, on an advisory basis, to approve the following resolution:

RESOLVED, that the shareholders of McEwen Mining Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the proxy statement for the 2015 annual meeting, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table, and any related narrative discussion.

The Say-on-Pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinion of our shareholders and to the extent that there is any significant vote against the compensation of the named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Necessary to Approve Proposal 2

The affirmative vote of a majority of the votes cast on the proposal at the annual meeting at which a quorum is present is required to approve our executive compensation program. The Board of Directors unanimously recommends a vote FOR the approval of our executive compensation program, as described in the “Compensation Discussion & Analysis” and Summary Compensation table section of this proxy statement and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

PROPOSAL FOR

APPROVAL OF AMENDED AND RESTATED

EQUITY INCENTIVE PLAN

(Proposal 3 on Proxy Card)

We are asking our shareholders to approve amendments to the US Gold Equity Incentive Plan (the “US Gold Plan”; to be renamed the McEwen Mining Inc. Equity Incentive Plan if approved) to increase the number of shares of common stock reserved for issuance thereunder from 13,500,000 to 17,500,000 shares, as well as the other changes outlined below. Below is a summary of the principal provisions of the US Gold Plan, assuming approval of the above amendment, which summary is qualified in its entirety by reference to the full text of the US Gold Plan, as amended, which is attached as Annex A to this proxy statement. We refer to the amended and restated US Gold Plan as the “McEwen Mining Plan” below.

Background

Effective March 17, 1989, the Board of Directors adopted the US Gold Corporation Non-Qualified Stock Option and Stock Grant Plan, or the “US Gold Plan.” On October 3, 2005, the Board of Directors amended the US Gold Plan to provide for an increase in the number of authorized shares from 3,500,000 to 5,000,000. Our shareholders approved this amendment on November 14, 2005. On October 19, 2006, the Board of Directors approved the amendment and restatement of the US Gold Plan to provide for the grant of incentive options and restricted stock; to increase the number of shares of US Gold common stock reserved for issuance under the US Gold Plan by 4,000,000, for a total of 9,000,000 shares; to limit stock option grants in a single year to an individual to no more than 1 million shares as well as other changes. Our shareholders approved the amendment and restatement on November 30, 2006. On October 4, 2011, the Board of Directors approved the amendment and restatement of the US Gold Plan to increase the number of shares of US Gold common stock reserved for issuance under the US Gold Plan by 4,500,000, for a total of 13,500,000 shares; to prohibit option repricing without shareholder approval; to provide that options will count against the authorized share limit differently than restricted stock awards and other full value awards (a so-called “fungible share pool”); to prohibit net share counting of awards; and to provide for termination of the US Gold Plan on October 4, 2021. Our shareholders approved the amendment and restatement on January 19, 2012.

Proposed Amendments

On March 27, 2015, the Board of Directors approved the McEwen Mining Plan to:

(1)                                 change the name of the US Gold Plan to the “Amended and Restated McEwen Mining Inc. Equity Incentive Plan”;

(2)                                 increase the number of shares available under the McEwen Mining Plan by four (4) million;

(3)                                 automatically extend the expiration of an option by ten (10) days in the event the option expires during a Company blackout period; and

(4)                                 provide for termination of the McEwen Mining Plan on March 26, 2025.

The Board of Directors believes that granting stock options, restricted stock and stock awards to employees, directors, consultants, and advisors is necessary to attract and retain the services of qualified people who contribute and are expected to contribute to the our success. Our compensation program is intended, among other things, to align the interests of our directors, employees, and consultants with the interests of our shareholders, and the compensation program is designed to reward performance that supports our principle of building long-term shareholder value. As part of this compensation program, we currently award stock options under the US Gold Plan. As of April 8, 2015, there were 3,129,137 shares available for issuance under the US Gold Plan.  If the proposed amendment is approved, there would be a total of 7,129,137 shares available for issuance under the Plan, assuming no other changes subsequent to April 8, 2015.

In light of the Company’s name change in January 2012, the Board of Directors believes it is appropriate to change the name of the US Gold Plan to coincide with the name of the Company.  The Board of Directors also believes that increasing the number of shares available for grant will enable it to provide additional incentives to deserving individuals. Unless our shareholders approve the increase in shares reserved for issuance under the McEwen Mining Plan, we will be limited in our ability to make equity awards to our employees, directors, consultants, and advisors in the future.

At certain times during the year in accordance with our Insider Trading and Disclosure Policy, we impose restrictions on buying and selling Company stock by certain employees, directors, consultants, and advisors of the Company. The time during which these restrictions are in place is referred to as a “blackout period.” We impose blackout periods when there is a chance that certain employees, directors, consultants, and advisors may be in possession of material, nonpublic information. Stock options potentially can expire during a blackout period through no fault of our employees, directors, consultants, and advisors. Rather than force a forfeiture of the options that expire during those times, the Board of Directors believes it is in the best interest of the Company to provide for an automatic extension of the expiration date of those stock options. If the proposed amendment to the Plan is approved, the expiration date of those options would automatically be extended to the tenth day following the end of the blackout period to allow the options to be exercised by the holder.

Pursuant to the NYSE Rules, shareholder approval is required for the amendments.

Summary of the McEwen Mining Plan

Administration of the McEwen Mining Plan

The Board of Directors, or a committee appointed by the Board of Directors, administers the McEwen Mining Plan. In this discussion, the administrator of the McEwen Mining Plan is referred to as the committee.

The committee has the power to select the participants to be granted awards, determines the time or times when awards will be made, and determines the form of an award, the number of shares of our common stock subject to the award, and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of awards, including the time and conditions of exercise or vesting. Incentive options may be granted only to employees. Non-qualified options, restricted stock, and other stock grants may be made to employees, directors, consultants and advisors.

The McEwen Mining Plan provides that the committee may delegate authority to specified officers to grant options and other awards, provided that no grants of options or other awards may be made by such specified officers to any employee, consultant or advisor who is covered by Section 16(b) of the Securities and Exchange Act of 1934, as amended (“Exchange Act”), or whose compensation is, or likely to become, subject to the $1 million limit on deductible compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). At this time, the committee has not made such a delegation.

Shares Subject to the Plan

There are currently 13,500,000 shares of common stock reserved for the grant of awards under the US Gold Plan. If the proposal is approved, 4,000,000 additional shares of common stock will be reserved for grant under the McEwen Mining Plan. As of December 31, 2014, there were 3,090,137 shares of common stock available for grant under the US Gold Plan. After considering exercises and forfeitures under the US Gold Plan, as of April 8, 2015, there were 3,129,137 shares of common stock available for grant under the US Gold Plan. If the proposal is approved, we will have 7,129,137 shares available for grants under the McEwen Mining Plan.

Share Usage

Shares of our common stock that are subject to award of options will be counted against the McEwen Mining Plan share limit as one share for every one share subject to the award. Any shares of stock that are subject to awards other than options shall be counted against the McEwen Mining Plan share limit as three shares for every one share subject to the award. The number of shares available for issuance under the McEwen Mining Plan shall not be increased by the number of shares (1) tendered or withheld or subject to an award surrendered in connection with the purchase of shares upon exercise of an option, (2) deducted or delivered from payment of an award in connection with the Company’s tax withholding obligations or (3) purchased by the Company with proceeds from option exercises.

Adjustment of Shares

The number of shares available under and subject to the McEwen Mining Plan, and each share reserved for issuance under the McEwen Mining Plan, are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in our common stock. Any shares of our common stock related to awards that terminate by expiration, forfeiture, cancellation or otherwise will be available again for grant under the McEwen Mining Plan.

Exercise of Options

The committee determines the exercise price for each option, but no option will be granted at an exercise price that is less than the fair market value of our common stock on the date of grant (at least 110% of the fair market value of our common stock on the date of grant in the case of an incentive option granted to an individual who owns stock of the Company having more than 10% of the voting power). An option holder may exercise an option by written notice and payment of the exercise price in cash or by check, bank draft or money order payable to our order, or a combination of the foregoing. In addition, an option may be exercised by a broker-dealer acting on behalf of the participant if the broker-dealer has received from the participant a notice of exercise and adequate provision has been made with respect to the payment of any withholding taxes due upon exercise. If the exercise price of the shares being purchased is $2,000 or less, the exercise price must be paid in cash or by check, bank draft or money order payable to our order.

Option Term

The committee determines the period and the conditions of exercisability, the minimum periods during which participants must be employed by us or must hold options before they may be exercised, the minimum periods during which shares acquired upon exercise must be held before sale, conditions under which the options or shares may be subject to forfeiture, the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time. Incentive options must expire no later than 10 years from the date of grant (five years in the case of an incentive option granted to an individual who owns stock of the Company having more than 10% of the voting power). If an incentive option expires during a Company blackout period, the expiration date is extended automatically to the date that is ten business days from the date that the blackout period ended. If a participant’s employment or position with the Company terminates for any reason other than cause or death, the participant will be entitled to purchase all or any part of the shares subject to any vested option for a period of up to three months from the date of termination (not longer than one year in the case of death). If the participant’s employment terminates for cause, as determined by us, the unexercised option will be forfeited and expire.

Restricted Stock

The committee may grant a participant a number of shares of restricted stock as determined by the committee in its sole discretion. Grants of restricted stock may be subject to such restrictions, including for example, continuous employment with us for a stated period of time or the attainment of performance goals and objectives, as determined by the committee in its sole discretion. The restrictions may vary among awards and participants. If a participant dies or becomes disabled or retires pursuant to any retirement policy, the restricted stock will become fully vested as to a pro rata portion of each award based on the ratio of the number of months of employment or service completed at termination of employment or service from the date of the award to the total number of months of employment or service required for each award to become fully vested. The remaining portion of the restricted stock will be forfeited. If a participant terminates employment for any other reason, all unvested shares of restricted stock will be forfeited.

Stock Grants

The committee may grant shares of our common stock to participants. The committee determines the number of shares of our common stock to be granted, the vesting conditions and other restrictions, if any, the time and manner of payment, and any other terms and conditions of the stock grants. The committee may also, in its sole discretion, accelerate vesting and waive other restrictions and conditions under such circumstances as it deems appropriate.

Non-Transferability

Except as may otherwise be provided by the committee at the time of a grant, options and restricted stock awards are not transferable except by will or pursuant to the laws of descent and distribution.

Amendment and Termination

The Board of Directors may alter, suspend or terminate the McEwen Mining Plan at any time and may, from time to time, amend the McEwen Mining Plan in any manner, but may not without shareholder approval adopt any amendment that would increase the aggregate number of shares of common stock available under the McEwen Mining Plan or modify any provision of the McEwen Mining Plan that would materially increase the benefit or rights of any participant in the McEwen Mining Plan. In addition, no amendment may be made to the no-repricing provisions described below without the approval of the Company’s shareholders. The rules of the NYSE, on which our common stock is listed, require shareholder approval of material amendments to the McEwen Mining Plan. Unless terminated sooner, the McEwen Mining Plan will terminate on March 26, 2025.

No Repricing

Except in connection with certain corporate transactions, no amendment or modification may be made to an outstanding option, including by replacement with or substitution of another award type, that would be treated as a repricing under applicable stock exchange rules or would replace options with cash, in each case without the approval of the shareholders (although appropriate adjustments may be made to outstanding options to achieve compliance with applicable law, including the Code).

Corporate Transactions

Upon the occurrence of certain corporate transactions including a change of control of the Company, as defined in the McEwen Mining Plan, the committee may take any one or more of the following actions with respect to outstanding awards under the McEwen Mining Plan:

•                  provide that any or all options shall become fully exercisable regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied;

•                  provide that any or all restrictions with respect to restricted stock and other awards shall lapse;

•                  provide for the assumption of the outstanding options or the substitution of new options for the outstanding options by the successor company on terms comparable to the outstanding options; or

•                  make any other provision for outstanding awards as the committee deems appropriate and consistent with applicable law.

The committee may also provide that any awards that are outstanding at the time the corporate transaction is closed shall expire at the time of the closing. The committee need not take the same action with respect to all outstanding awards or to all outstanding awards of the same type.

Limitations on Grants

The maximum number of shares of common stock subject to options that can be awarded under the McEwen Mining Plan to any person is 500,000 per calendar year. This limitation is subject to adjustment for stock dividends and similar events as provided in the McEwen Mining Plan.

Federal Income Tax Consequences of the Grant and Exercise of Options

Certain of the US federal income tax consequences applicable to the grant and exercise of non-qualified options and incentive options are as follows:

Non-Qualified Options

There are no income tax consequences to the participant or to us when a non-qualified option is granted. When a non-qualified stock option is exercised, in general, the participant recognizes compensation, subject to wage withholding and income tax, equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. We are generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary, necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

Incentive Options

When an incentive option is granted, there are no income tax consequences for the participant or us. When an incentive option is exercised, the participant does not recognize income and we do not receive a deduction. The participant, however, must treat the excess of the fair market value of our common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the participant makes a “disqualifying disposition” of the common stock (described below) in the same taxable year the incentive option was exercised, there are no alternative minimum tax consequences.

If the participant disposes of our common stock after the participant has held it for at least two years after the incentive option was granted and at least one year after the incentive option was exercised, the amount the participant receives upon the disposition over the exercise price is treated as capital gain. We are not entitled to a deduction for this amount. If the participant makes a “disqualifying disposition” of common stock by disposing of common stock before it has been held for at least two years after the date the incentive option was granted and at least one year after the date the incentive option was exercised, the participant recognizes compensation income equal to the excess of:

•                  the fair market value of common stock on the date the incentive option was exercised or, if less, the amount received on the disposition, over

•                  the exercise price.

We are not required to withhold income or other taxes in connection with a “disqualifying disposition.” We are generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary, necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

Code Section 409A

Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are currently includible in gross income to the extent they are not subject to a substantial risk of forfeiture and have not been taxed previously unless the plan satisfies both the plan document and operational requirements specified in Section 409A of the Code. If the deferred compensation plan fails to satisfy the requirements of Section 409A, all amounts deferred for the year of the failure and all preceding years (to the extent they are not subject to a substantial risk of forfeiture) are included in the gross income of the participant(s) affected by the failure. The amount included in gross income is also subject to an additional tax equal to 20% of that amount and to interest. Incentive options are not subject to Section 409A. We expect to administer the McEwen Mining Plan with the intention that non-qualified options will qualify for an exemption from Section 409A of the Code.

Code Section 162(m)

Under Section 162(m) of the Code, we may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our chief executive officer or any one of the three highest paid executive officers (other than the chief financial officer) who were employed by us on the last day of the taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our shareholders, is not subject to this limitation on deductibility. It is our intention that compensation resulting from options granted under the plan would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

New Plan Benefits

All future awards under the McEwen Mining Plan are within the discretion of the Board of Directors or the committee. The number, type and benefits of awards that will be granted under the McEwen Mining Plan in the future are not determinable.

Securities Authorized for Issuance Under Equity Compensation Plans

Set out below is information as of December 31, 2014 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance. This information relates to the US Gold Plan.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price per share of outstanding options		Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	4,649,634	$3.35		3,090,137

Equity compensation plans not approved by security holders(1)	199,143	C$5.11	(2)	—

Equity compensation plans not approved by security holders(3)	301,650	C$2.30		—

TOTAL	5,150,427			3,090,137

(1)                                 In connection with certain acquisitions completed in 2007, we assumed stock options covering 812,918 shares of our common stock. Following certain exercises and expirations of 613,775 options between 2007 and 2014, a total of 199,143 options remain exercisable at December 31, 2014.

(2)                                 Canadian dollars. Unless otherwise noted, C$ refers to Canadian dollars and $ refers to US dollars.

(3)                                 In connection with the acquisition of Minera Andes in 2012, we assumed stock options covering 1,735,650 shares of our common stock. Following certain exercises and expirations/cancellations of 1,434,000 options between 2012 and 2014, a total of 301,650 options remain exercisable at December 31, 2014.

The options that we assumed in connection with the 2007 acquisitions were not approved by our security holders. These options are exercisable at prices ranging from C$4.30 to C$6.70 and expire on dates from 2015 to 2017. The options outstanding at December 31, 2014 that we assumed in connection with the acquisition of Minera Andes in 2012 were not approved by our security holders either. Those options outstanding at December 31, 2014 are exercisable at prices ranging from C$2.27 to C$2.51 and expire on dates in 2015. The weighted average exercise price of these options reflects the original exercise price of the options, modified to reflect the exchange ratios associated with the acquisitions. We are not authorized to issue any additional options under any of these plans.

On January 19, 2012, shareholders approved an amendment to our Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 9,000,000 to 13,500,000 shares. The number of securities shown in the table above as remaining available for future issuance is net of securities previously issued and exercised.

Vote Necessary to Ratify Proposal 3

The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required for the approval of the McEwen Mining Plan. The Board of Directors unanimously recommends a vote FOR the approval of the McEwen Mining Plan, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

PROPOSAL FOR

RATIFICATION OF AUDITORS

(Proposal 4 on Proxy Card)

On March 27, 2015, the Audit Committee of the Board of Directors unanimously approved the appointment of KPMG LLP as the independent registered public accounting firm to conduct our financial audit for the year ending December 31, 2015, and solicits the ratification of this appointment by the shareholders.

Neither KPMG LLP, any of its members nor any of its associates, to the best of our knowledge, has any financial interest in our business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as independent accountants. Representatives of KPMG LLP are not expected to be present at the annual meeting.

Vote Necessary to Ratify Proposal 4

The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required for the ratification of the appointment of the independent registered public accounting firm. The Board of Directors unanimously recommends a vote FOR the ratification of appointment of the independent registered public accounting firm, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

LEGAL PROCEEDINGS

No material legal proceedings, to which we are a party or to which our property is subject, is pending or is known by us to be contemplated in which any officer, director or any owner of record or beneficial owner of more than five percent of any class of our voting securities is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act and applicable SEC rules, our directors, executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, are required to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and beneficial owners of greater than ten percent of our common stock are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, and except as noted in the immediately succeeding sentence, based solely upon a review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during the fiscal year ended December 31, 2014, all filing requirements under Section 16(a) applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were satisfied timely. Robert R. McEwen did not timely file a single Form 4 disclosing the acquisition of common stock on December 12, 2014.

CORPORATE GOVERNANCE

Communications to the Board of Directors

Our Board of Directors maintains a policy of reviewing and considering communications from our shareholders and other interested parties. Any interested party who desires to contact the Board of Directors may do so by fax, telephone, or regular mail addressed to the Board of Directors, c/o Andrew Iaboni, Controller, 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9, telephone (647) 258-0395, ext. 290, facsimile (647) 258-0408. Such communications can be sent to the Board by mail in a sealed envelope addressed to an individual director, the non-management directors or the full Board. The Corporate Secretary will deliver the envelope unopened (1) if addressed to a director, to the director, (2) if addressed to the Board, to the Chairman of the Board who will report thereon to the Board, or (3) if addressed to the non-management directors, to the Chair of the Audit Committee who will report thereon to the non-management directors. Shareholders can also send electronic communications to the Board via e-mail to directors@mcewenmining.com. The Corporate Secretary will forward the communication to the intended recipient.

Our directors periodically review communications from shareholders and other interested parties and determine, in their discretion, whether the communication addresses a matter that is appropriate for consideration by the Board. While we do not have a formal policy regarding attendance of annual meetings, directors are encouraged to attend the annual meeting of shareholders and receive communications directly from shareholders at that time. Mr. McEwen, Mr. Ambrose, Ms. Ashby, Dr. Baker, Mr. Brissenden, Dr. Quick and Mr. Stein attended our 2014 annual meeting.

Board Leadership Structure and Risk Oversight

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the status and direction of the Company and the membership of the Board. The Board has determined that at present, having the Company’s Chief Executive Officer serve as Chair is in the best interest of the Company’s shareholders. This structure makes the best use of Mr. McEwen’s extensive knowledge of the Company and the mining industry, as well as fostering greater communication between the Company’s management and the Board.

The Chair of the Audit Committee serves as the presiding director for any meeting of the non-management or independent members of our Board of Directors. See our website at www.mcewenmining.com/management for additional information about our corporate governance.

Companies face a variety of risks, including financial reporting, legal, credit, liquidity, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with Company’s risk profile, and (4) integrate risk management into Company decision-making.

The Board as a whole oversees risk management after receiving briefings provided by management and advisors as well as its own analysis and conclusions regarding the adequacy of the Company’s risk management processes.

Board Committees and Meetings

Our Board of Directors maintains a standing (i) Audit, (ii) Compensation, (iii) Nominating & Corporate Governance, and (iv) Environmental, Health & Safety Committee. During the year ended December 31, 2014, the Board of Directors met 7 times, including 2 non-executive sessions, and took action by consent in lieu of a meeting on 7 other occasions. No director who served as such in 2014 attended less than 75% of the meetings held during 2014, including committee meetings of which the director was a member.

Audit Committee

Our Audit Committee, among other things, appoints and oversees the independent registered accounting firm that audits our financial statements and assists the Board with oversight of the integrity of our financial statements. The Audit Committee is responsible for reviewing the proposed scope, content and results of the audit performed by the auditors and any reports and recommendations made by them. The committee also oversees our financial reporting process, and is responsible for drafting an annual report to be included in our proxy statement. All of the members of the Audit Committee are independent as defined under the NYSE Rules and Rule 10A-3 of the 1934 Act. The Audit Committee met 5 times during the last fiscal year. The written charter for the Audit Committee is available on our website at http://www.mcewenmining.com.

Our Board of Directors has determined that Mr. Richard Brissenden, Chair of the Audit Committee, qualifies as an Audit Committee financial expert in that he has (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls over financial reporting; and (v) an understanding of audit committee functions. Mr. Brissenden acquired these attributes through experience in analyzing financial statements as a member of management of numerous other public companies; through his experience as a director and audit committee member for other public companies; and, through his formal education, including qualification as a Chartered Professional Accountant in the Province of Ontario, Canada and a graduate from the Director’s Education Program of the Institute of Corporate Directors with an ICD.D designation. The Board acknowledges, as required by NYSE Rules, that Mr. Brissenden is a member of more than three (3) audit committees of public companies, but does not believe that these positions impair his ability to serve effectively as an Audit Committee member of our Board.

Audit Committee Report.  The Audit Committee of the Board of Directors is pleased to present this Audit Committee Report:

We have reviewed and discussed the audited consolidated financial statements of McEwen Mining Inc. for the year ended December 31, 2014 with management and have reviewed related written disclosures of KPMG LLP, our independent accountants for 2014, of the matters required to be discussed by SAS 114 (Codification of Statements on Auditing Standards, AU Section 380), as amended, with respect to those statements. We have reviewed the written disclosures and the letter from KPMG LLP required by regulatory and professional standards and have discussed with KPMG LLP its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

We have also reviewed the various fees that we paid or accrued to KPMG LLP during 2014 for services they rendered in connection with our annual audits and quarterly reviews, as well as for any other non-audit services they rendered.

The following table sets forth fees paid to our independent registered public accounting firm KPMG LLP for the last two fiscal years:

	2014	2013
Audit Fees	$415,151	$493,129
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	17,483
Total Fees	$415,151	$510,612

It is the policy of the Audit Committee to engage the independent registered public accounting firm selected to conduct the financial audit for our Company and to confirm, prior to such engagement, that such independent registered public accounting firm is independent of the Company. Also in keeping with its policy, all services of the independent registered public accounting firm reflected above were pre-approved by the Audit Committee.

Richard Brissenden (Chair and member)

Leanne Baker (member)

Michael Stein (member)

Compensation Committee

The Compensation Committee is responsible for reviewing and approving the compensation of our executive officers and directors and our general compensation, benefits and perquisites policies and practices, including, without limitation, our incentive-compensation plans and equity-based compensation plans (in circumstances in which equity-based compensation plans are not subject to shareholder approval, such plans shall be subject to Compensation Committee approval). The Committee is also responsible for reviewing and approving the goals and objectives relevant to the compensation of our Chief Executive Officer and reviewing and making recommendations to the Board with regard to the compensation of our directors. The Compensation Committee may delegate to our Chief Executive Officer the responsibility for reviewing the compensation of our named executive officers other than the Chief Executive Officer. However, any recommendations by the Chief Executive Officer are submitted to, reviewed and approved by, the Compensation Committee.

The Compensation Committee is comprised of Ms. Michele Ashby, who serves as Chair, and Messrs. Allen Ambrose and Gregory Fauquier. All of the directors presently serving on the Compensation Committee are independent as defined in the NYSE Rules. The committee met 4 times during 2014. A current copy of the Compensation Committee Charter is available on our website at http://www.mcewenmining.com. The charter is reviewed annually and updated as necessary or appropriate.

Compensation Committee Report.  The Compensation Committee is pleased to present the following Compensation Committee report:

We have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon review of the discussions herein, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Michele Ashby (Chair and member)

Allen Ambrose (member)

Gregory Fauquier (member)

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee served as an officer or employee of McEwen Mining during 2014 or was formerly an officer or employee of McEwen Mining or had any relationship requiring disclosure under the related party transaction rules promulgated by the SEC. We are not aware that any relationships existed during 2014 where any of our executive officers served as a member of the compensation committee of another entity whose executive officers served on our Board of Directors or Compensation Committee or where any of our executive officers served as a director of another entity whose executive officers served on our Compensation Committee.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee, comprised of Dr. Leanne Baker and Mr. Allen Ambrose, is responsible for periodically reviewing the size and composition of the Board and its committee structure, identifying individuals that it believes are qualified to become members of the Board based on criteria approved by the Board, recommending to the Board nominees to the Board for the next annual meeting of shareholders, overseeing new director orientation and training and recommending and reviewing the corporate governance principles applicable to our directors, officers and employees. All of the directors presently serving on the Committee are independent as defined in the NYSE Rules. The committee met 1 time during the last fiscal year.

A current copy of the Nominating & Corporate Governance Committee Charter is available on our website at http://www.mcewenmining.com. The charter is reviewed annually and updated as necessary or appropriate.

The Nominating & Corporate Governance Committee will consider director candidates nominated by shareholders in accordance with our Bylaws and will apply the same criteria to shareholder recommendations as it does to other nominees considered by the committee. A shareholder who wishes to recommend a prospective director nominee should send a letter directed to the Nominating & Corporate Governance Committee c/o Andrew Iaboni, Controller, 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9. Such letter must be signed and dated and submitted to us by the date mentioned in this proxy statement under the heading PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS. The following information must be included in or attached to the letter:

•                  name and address of the shareholder making the recommendation;

•                  proof that the shareholder was the shareholder of record, and/or beneficial owner of common stock as of the date of the letter;

•                  the name, address, resume of the recommended nominee and other information described in our Bylaws relating to the nominee, including all relationships which would be required in a proxy statement for which proxies are solicited; and

•                  the written consent of the recommended nominee to serve as a director if so nominated and elected.

Specific minimum qualifications for directors and director nominees which the committee believes must be met in order to be so considered include management experience, exemplary personal integrity and reputation, sound judgment, and sufficient time to devote to the discharge of his or her duties.

If vacancies are anticipated or otherwise arise, the Nominating & Corporate Governance Committee considers candidates for director suggested by members of the Board, management, shareholders and other parties. The committee evaluates new nominees based on criteria including, but not limited to, independence, diversity of experience compared to other directors, age, skills, experience, diligence, potential conflicts of interest, time availability, and if warranted, may interview the nominee in person or via the telephone. There are presently no differences in the manner in which the Committee evaluates nominees for director, whether the nominee is recommended by a shareholder or any other party.

Environmental, Health & Safety Committee

The purpose of the Environmental, Health & Safety Committee is to assist the Board of Directors in fulfilling its oversight responsibilities including, but not limited to: establishing and reviewing environmental, health and safety policies; overseeing the management and implementation of systems necessary for compliance with the policies; monitoring the effectiveness of policies, systems and processes; monitoring trends; and, reviewing and monitoring the overall environmental, health and safety performance of McEwen Mining.  The Committee met 5 times during the last fiscal year.

A current copy of the Environmental, Health & Safety Committee Charter is available on our website at http://www.mcewenmining.com. The charter is reviewed annually and updated as necessary or appropriate.

Board Diversity

The Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Nominating & Corporate Governance Committee annually reviews the individual skills and experience of the directors, as well as the composition of the Board as a whole, and strives to nominate individuals with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses. This assessment includes consideration of independence, diversity, age, skills, expertise, time availability, and industry backgrounds in the context of the needs of the Board and the Company. The Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board.

Other Corporate Governance

We maintain a Code of Business Conduct and Ethics and a set of Corporate Governance Guidelines. The Code of Business Conduct and Ethics is applicable to all directors, officers and employees, and sets forth our policies and procedures with respect to the conduct of our business. Some examples of conduct addressed in our ethics code include conflict of interest situations, anti-corruption, fair dealing with others, confidentiality, and compliance with laws and regulations. The Corporate Governance Guidelines further articulate how we will conduct ourselves through our Board of Directors and the qualifications and expectations for the Board. A current copy of these documents is available on our website at http://www.mcewenmining.com.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The individuals who served as our principal executive officer and principal financial officer during the year ended December 31, 2014, the individuals who were among our three most highly compensated executive officers serving as such as of the end of 2014 (who are not our principal executive officer and principal financial officer), and any individual who would have been among our three most highly compensated executive officers but for the fact that the individual was not serving as an executive officer at the end of 2014, are referred to as “named executive officers” throughout this Compensation Discussion and Analysis.

Overview of Compensation Philosophy, Objectives and Policies

Our goal in designing our executive and employee compensation is to achieve three principal objectives. First, the program is intended to be fully competitive so that we may attract, motivate and retain talented executives and key employees. Second, the program is intended to create an alignment of interests between our executives and key employees, on the one hand, and our shareholders, on the other, such that a portion of each executive’s or key employee’s compensation consists of awards of stock options or restricted stock grants. In this manner, if the price of our stock increases over time, our executive officers, key employees and our shareholders will benefit. The compensation program is designed to reward performance that supports our principles of building long-term shareholder value, and may also recognize individual performance from time to time which the Compensation Committee believes contributes to the success of our company. Third, we believe our compensation program should reflect our corporate culture, which includes carefully managing operating expenses, including compensation, and rewarding executives and other employees in the event that McEwen Mining is successful. To promote this culture, our executives receive what we believe to be relatively modest base salaries and are eligible to receive bonuses in the event their performance merits such bonuses and McEwen Mining is successful in achieving its strategic targets. Executives may also earn significant gains from equity awards in the event of an increase in the price of our common stock. Our corporate culture also emphasizes teamwork, especially among our executive officers. To encourage teamwork, we structure executive compensation (particularly base salary and bonus amounts) at similar levels for similarly-situated members of our executive team. We do not believe our compensation program creates incentives for our employees to engage in risk-taking behavior that would likely have a significant adverse impact on our company.

Elements and Mix of Compensation

Our present compensation structure for the named executive officers generally consists of salary and incentive compensation. The incentive component consists of a short-term cash portion and a long-term equity portion. We believe the present structure achieves our compensation objectives.

The compensation of our named executive officers is designed to be competitive so that we may attract and retain talented executives. Discretionary bonus compensation is designed to reward individual performance and recognize achievement of corporate objectives. The long-term equity portion of the compensation of the named executive officers is designed to align the interests of the executives and key employees with our shareholders by encouraging equity ownership through awards of stock options to executive officers and key employees and to motivate our named executive officers and other key employees to contribute to an increase in shareholder value. While equity ownership is highly encouraged, we do not presently have a policy that requires our named executive officers or directors to own shares of our stock.

Determining Executive Compensation

Generally, the Compensation Committee meets in January each year to review and recommend to the Board the level of compensation for the named executive officers and key employees. In establishing our executive compensation, the Compensation Committee consults with our senior management, including our Chief Executive Officer. Our Chief Executive Officer reports to the Committee regarding the individual performance of the other named executive officers. Additionally, the Committee considers recommendations from the named executive officers regarding incentive compensation for key employees who report to that executive officer. The Board prefers to review compensation in January and consider equity grants at that time as it can review the performance of relevant individuals for the prior fiscal year and also because there is limited risk of blackout restrictions in the trading of our common stock from exploration or financial results during this time of year. The Compensation Committee held its most recent meeting on March 4, 2015.

Our consideration of base salary for the named executive officers has traditionally been based upon a review of broad-based information obtained from third parties to obtain an understanding of current compensation practices.

With regard to the other named executive officers, our Chief Executive Officer recommends the form and amount of compensation that he deems appropriate for the respective individuals. He believes that the base salary of the named executive officers should be competitive, but not the principal source of compensation, and that the equity incentive portion of the compensation should be the primary source of reward. He believes that the base salary should generally be within the range of perceived peers for comparable positions, but in the lower percentile of those peers, and in line with our historical status as an exploration-stage company.

The last time the Company engaged a compensation consultant was in 2012 where the Compensation Committee engaged Bill Heck of the Harlon Group as consultants to assist in assessing the relative performance and executive compensation of McEwen Mining to a peer group of companies.

In considering the data provided by the Harlon Group in connection with the 2012 report, the Compensation Committee noted that McEwen Mining’s executive base salaries were generally below the market median (sometimes significantly below) and that McEwen Mining’s overall executive compensation levels were also below the market median. The Compensation Committee, in establishing compensation for 2014, did not target a specific percentile in the range of comparative information for each individual executive or for each component of compensation. Instead, the Compensation Committee structured a total compensation package in view of the comparative information and such other factors specific to the executive, including level of responsibility, prior experience, expectations of future performance and our corporate culture. Other than the data supplied by the Harlon Group described above, the Compensation Committee does not use peer group executive compensation information.

As discussed in more detail below, in 2014, each executive received a mix of compensation comprised of base salary and cash bonuses. The amount of compensation allocated to each element of compensation is determined on a case-by-case basis. We do not have a specific policy for allocating between long-term and currently paid-out compensation, or policies for allocating between cash and non-cash compensation.

Cash bonuses are a form of short-term incentive compensation which may be recommended by the Compensation Committee in its discretion, based on individual and overall company performance. There is no specific bonus plan or policy in place setting forth timing of awards or establishing specific performance objectives. The Compensation Committee, with recommendations from the Chief Executive Officer, determines and recommends the amounts and timing of any bonus awards.

The long-term equity compensation component of our compensation program is comprised of stock option awards and makes up a significant part of our named executive officers’ compensation package. Under our Equity Incentive Plan, we are authorized to issue incentive and non-qualified stock options, to make grants of stock and award grants of restricted stock to the officers, directors and key employees of our company, including the named executive officers. Historically, stock option awards were generally subject to a vesting schedule, although there was no formal policy to that effect. Effective January 2010, the Board adopted a policy that requires all stock options awarded be subject to a minimum vesting period of three years beginning one year from the date of grant. The stock options are priced at the closing market price of our common stock on the grant date, which is the date the Board approves the award, unless circumstances such as non-public material information require a later date. The Committee also takes into consideration the potential tax consequences to the recipient and to our company when determining the form of award. Due to our historical status as an exploration stage company with no revenue, and our need to conserve working capital, our compensation structure has been weighted more toward equity compensation and less toward salary and other forms of cash compensation.

Specific Compensation Decisions

During the 2014 fiscal year, the named executive officers except Mr. Robert McEwen, our Chief Executive Officer, received base salaries in accordance with their respective written employment agreements or as otherwise agreed with the Company. The Compensation Committee believed that these base salaries were appropriate in light of each named executive officer’s area of responsibility and level of experience, and was reasonable in the industry based on information obtained from the Harlon Group and information possessed by members of that Committee from experience in our industry. Mr. McEwen has not been paid a salary since he assumed the role of Chief Executive Officer in 2005.

In December 2014, our Board of Directors approved cash bonuses to the named executive officers other than Mr. McEwen for services rendered in 2014. Mr. Perry Ing received a bonus of $14,493, Dr. Nathan Stubina received $19,928, Mr. Nils Engelstad received $12,061, Mr. Simon Quick received $10,870, Mr. Andrew Elinesky received $4,529, Mr. William Faust received $10,000 and Mr. Craig Stanley received $2,717. The amount of these bonuses was determined based on the recommendation of our Chief Executive Officer, taking into account the need to conserve valuable working capital and our philosophy that compensation should be weighted toward equity compensation, balanced against the performance of each named executive officer during the fiscal year.

In connection with its annual review of executive compensation in 2014, no salary changes were made.

The Board of Directors approved an option award on August 11, 2014, with an exercise price of $2.90. Pursuant to the option award, Dr. Stubina received 210,000 options, Mr. Ing received 150,000 options, Messrs. Faust, Engelstad and Quick each received 90,000 options, and Mr. Elinesky received 75,000 options.

We do not use a formula or set a timeline in determining the amount of equity awards for our named executive officers. Instead, the Compensation Committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, the amount of stock-based equity compensation already held by the executive, the performance of our common stock, the estimated value of the equity awards, non-equity compensation received by the executive, and the total number of shares to be granted to participants during the year. In view of the overwhelming support that we received from the advisory vote on our executive compensation at our 2014 annual meeting, we have not made any material changes to our compensation policies, programs or decisions for 2015.

Additional benefits provided to executive officers and key employees as part of their compensation packages include health, life and disability insurance. To the extent the named executive officers participate in these programs, they do so generally on the same basis as our other employees. Our named executive officers do not receive perquisites and we do not maintain any non-equity incentive plans or deferred compensation plans.

Summary Compensation Table

The following table sets forth the total compensation paid by us during the last three completed fiscal years to our officers and our named executive officers, which include the individuals serving as our principal executive officer and principal financial officer at any time during 2014, the individuals who were among our three most highly compensated executive officers serving as such as of the end of 2014 (who are not our principal executive officer and principal financial officer), and any individual who would have been among our three most highly compensated executive officers but for the fact that the individual was not serving as an executive officer at the end of 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards ($)(1)	All Other Compensation ($)	Total ($)(2)
Robert McEwen	2014	—	—	—	—	—	—
Chairman and Chief Executive Officer	2013	—	—	—	—	—	—
	2012	—	—	—	—	—	—
Nathan Stubina	2014	147,715	19,928	—	304,500	1,825	473,968
Managing Director(3)	2013	—	—	—	—	—	—
	2012	—	—	—	—	—	—
William Faust	2014	300,000	10,000	—	130,500	—	440,500
Chief Operating Officer	2013	300,000	20,000	—	151,996	—	471,996
	2012	300,000	20,000	—	1,140,216	—	1,460,216
Perry Ing	2014	181,160	14,493	—	217,500	2,224	415,377
Chief Financial Officer	2013	194,260	29,139	—	151,996	2,131	377,526
	2012	193,077	40,204	—	—	1,229	234,510
Simon Quick	2014	120,541	10,870	—	130,500	1,937	263,848
Vice President, Projects(4)	2013	99,371	29,139	—	91,198	2,390	222,098
	2012	81,250	20,102	—	—	3,392	104,744
Andrew Elinesky	2014	122,283	4,529	—	108,750	1,811	237,373
Vice President—Argentina(4)	2013	131,125	19,426	—	91,198	1,784	243,533
	2012	124,135	30,153	—	—	1,773	156,061
Craig Stanley	2014	113,225	2,717	—	108,750	3,662	228,354
Vice President, Corporate Development(5)	2013	35,023	971	—	89,923	983	126,900
	2012	—	—	—	—	—	—
Nils Engelstad	2014	123,189	12,061	—	130,500	1,681	267,431
Vice President, General Counsel and Secretary(6)	2013	132,096	25,127	—	91,198	1,636	250,057
	2012	124,885	30,153	—	—	1,637	156,675

(1)                                 Calculated using the Black-Scholes-Merton option pricing model. Please see Note 11 to the consolidated financial statements filed with our annual report on Form 10-K for the year ended December 31, 2014 for a description of certain assumptions made in connection with the valuation of these option awards.

(2)                                 All officers are paid in Canadian dollars, except for Mr. William Faust, who is paid in US dollars. The compensation reflected in the Summary Compensation Table has been converted to US dollars using the 2014 average exchange rate of C$0.9058 to $1.00.

(3)                                 Dr. Stubina was promoted to Managing Director effective July 15, 2014.

(4)                                 Messrs. Simon Quick and Elinesky were promoted to Vice President, Projects and Vice President, Argentina, respectively, on April 18, 2012.

(5)                                 Mr. Stanley joined the Company September 9, 2013.

(6)                                 Represents a part-time position. Mr. Engelstad provides legal and corporate secretarial services to other public companies.

The above officers or named executive officers received salary as provided by the terms of their respective employment agreements or as otherwise agreed with the Company.

None of the officers and named executive officers, other than Messrs. Faust, Stanley, and Stubina have written employment agreements with the Company.

The Company entered into an employment agreement with Mr. William Faust on July 27, 2011 concurrent with his election as an officer. Pursuant to the terms of his employment agreement, Mr. Faust has been retained for a term commencing August 1, 2011 and until the Agreement is terminated in accordance with the provisions thereof. He is compensated at the rate of $300,000 per annum and in January 2012 received options to acquire up to 300,000 shares of the Company’s common stock in accordance with his employment agreement. Notwithstanding the provisions of the agreement, Mr. Faust serves in his position with the Company at the will of the Company’s Board of Directors.

If we terminate the Agreement without cause, we would be obligated to the employee for two (2) months base compensation for each completed year of service up to a maximum of twelve (12) months. If the Agreement is terminated by

Mr. Faust upon a “change in control,” as defined in the Agreement, we would be obligated to pay Mr. Faust for three (3) months pay for each completed year of service up to a maximum of twenty four (24) months.

The Company entered into an employment agreement with Mr. Craig Stanley on September 5, 2013 concurrent with his election as an officer. Pursuant to the terms of his employment agreement, Mr. Stanley has been retained for a term commencing September 9, 2013 and until the Agreement is terminated in accordance with the provisions thereof. He is compensated at the rate of C$125,000 per annum and in September 2013, received options to acquire up to 75,000 shares of the Company’s common stock in accordance with his employment agreement. Notwithstanding the provisions of the Agreement, Mr. Stanley serves in his position with the Company at the will of the Company’s Board of Directors.

The Company entered into an employment agreement with Dr. Nathan Stubina on February 18, 2014 concurrent with his election as an officer. Pursuant to the terms of his employment agreement, Dr. Stubina has been retained for a term commencing on March 4, 2014 and until the Agreement is terminated in accordance with the provisions thereof. As Managing Director, Dr. Stubina was compensated at the rate of C$180,000 per annum until Mr. Ball’s departure in July 2014, following which his rate was increased to C$220,000.  In August 2014, Dr. Stubina received options to acquire up to 210,000 shares of the Company’s common stock. Notwithstanding the provisions of the Agreement, Dr. Stubina serves in his position with the Company at the will of the Company’s Board of Directors. If we terminate the Agreement without cause, we would be obligated to the employee for three (3) weeks base compensation for each completed year of service up to a maximum of twelve (12) weeks.

Grants of Plan Based Awards

The grants of plan based awards under our Equity Incentive Plan to each executive officer, including named executive officers, during the year ended December 31, 2014 are as follows:

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value Of Stock And Option Awards
Name	Date(1)	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	($/sh)	($)(2)
Robert McEwen	—	—	—	—	—	—	—	—	—	—	—
Nathan Stubina	8/11/2014	—	—	—	—	210,000	—	—	—	2.90	304,500
Perry Ing	8/11/2014	—	—	—	—	150,000	—	—	—	2.90	217,500
Simon Quick	8/11/2014	—	—	—	—	90,000	—	—	—	2.90	130,500
Andrew Elinesky	8/11/2014	—	—	—	—	75,000	—	—	—	2.90	108,750
Nils Engelstad	8/11/2014	—	—	—	—	90,000	—	—	—	2.90	130,500
William Faust	8/11/2014	—	—	—	—	90,000	—	—	—	2.90	130,500
Craig Stanley	8/11/2014	—	—	—	—	75,000	—	—	—	2.90	108,750

(1)                                 All of the options granted in 2014 are subject to a vesting schedule which requires that the named executive is an employee of or consultant to the Company in order to exercise such options on the respective vesting date.

(2)                                 Calculated using the Black-Scholes-Merton option pricing model. Please see Note 11 to the consolidated financial statements filed with our annual report on Form 10-K for the year ended December 31, 2014 for a description of certain assumptions made in connection with the valuation of these option awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The outstanding equity awards for each of the executive officers, including our named executive officers as of December 31, 2014 are as follows:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Robert McEwen(1)	45,000	—	—	1.95	5/13/2015	—	—	—	—
Nathan Stubina(2)	—	210,000	—	2.90	8/11/2019	—	—	—	—
Perry Ing	105,000	—	—	3.57	3/3/2018	—	—	—	—
Perry Ing	75,000	—	—	2.51	2/17/2020	—	—	—	—
Perry Ing	100,000	—	—	7.10	3/15/2021	—	—	—	—
Perry Ing(2)	50,000	100,000	—	2.25	5/21/2018	—	—	—	—
Perry Ing(2)	—	150,000	—	2.90	8/11/2019	—	—	—	—
Perry Ing(1)	45,000	—	—	1.95	5/13/2015	—	—	—	—
Simon Quick	6,000	—	—	2.51	2/17/2020	—	—	—	—
Simon Quick	15,000	—	—	7.10	3/15/2021	—	—	—	—
Simon Quick(2)	30,000	60,000	—	2.25	5/21/2018	—	—	—	—
Simon Quick(2)	—	90,000	—	2.90	8/11/2019	—	—	—	—
Andrew Elinesky	22,000	—	—	2.02	5/7/2018	—	—	—	—
Andrew Elinesky	4,000	—	—	2.51	2/17/2020	—	—	—	—
Andrew Elinesky	10,000	—	—	7.10	3/15/2021	—	—	—	—
Andrew Elinesky(2)	30,000	60,000	—	2.25	5/21/2018	—	—	—	—
Andrew Elinesky(2)	—	75,000	—	2.90	8/11/2019	—	—	—	—
Nils Engelstad	30,000	—	—	2.51	2/17/2020	—	—	—	—
Nils Engelstad	50,000	—	—	7.10	3/15/2021	—	—	—	—
Nils Engelstad(2)	30,000	60,000	—	2.25	5/21/2018	—	—	—	—
Nils Engelstad(2)	—	90,000	—	2.90	8/11/2019	—	—	—	—
Nils Engelstad(1)	40,500	—	—	1.95	5/13/2015	—	—	—	—
William Faust(2)	200,000	100,000	—	5.80	1/31/2022	—	—	—	—
William Faust(2)	50,000	100,000	—	2.25	5/21/2018	—	—	—	—
William Faust(2)	—	90,000	—	2.90	8/11/2019	—	—	—	—
Craig Stanley(2)	25,000	50,000	—	2.47	9/26/2018	—	—	—	—
Craig Stanley(2)	—	75,000	—	2.90	8/11/2019	—	—	—	—

(1)                                 Granted in Canadian dollars, converted to US dollars using the 2014 average exchange rate of C$0.9058 to $1.00.

(2)                                 All options vest in equal installments over three years beginning on the first anniversary of the grant date.

Option Exercises and Stock Vested Table

The following table describes the value realized by our named executive officers for options exercised during the year ended December 31, 2014:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized On Exercise		Number of Shares Acquired on Vesting	Value Realized on Vesting
Robert McEwen	1,000,000	$40,000	(1)	—	—
Andrew Elinesky	22,500	18,747	(2)	—	—
Nils Engelstad	40,500	44,200	(3)	—	—

(1)                                 Based on the closing price of our common stock on the NYSE on the date of exercise of the options.

(2)                                 The options were exercised at C$2.27 and sold at C$3.18. The Value Realized is expressed in US Dollars based on an exchange rate of C$1.00 to $0.9156 as published by the Bank of Canada for August 12, 2014.

(3)                                 The options were exercised at C$1.46 and sold at C$2.66. The Value Realized is expressed in US Dollars based on an exchange rate of C$1.00 to $0.9145 as published by the Bank of Canada for September 10, 2014.

Director Compensation

In November 2005, we established a compensation program for our non-executive directors, which provides cash payments to those directors in addition to long-term incentive equity awards. Directors receive fees of $30,000 annually for their service and additional amounts for committee service. The committee service amounts range from $2,000 to $10,000 annually, depending on the type of committee and whether the individual takes on additional responsibility as Chair. The directors may also receive cash bonuses from time to time in circumstances where they serve on special committees or undertake additional activities in addition to their usual duties. The compensation received by our directors for fiscal 2014 is as follows:

Name(1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards(2)	Incentive Plan Compensation	All Other Compensation	Total
Allen Ambrose	$30,000	—	$62,250	—	—	$95,250
Michele Ashby	35,000	—	62,250	—	—	100,250
Leanne Baker	32,000	—	62,250	—	—	97,250
Richard Brissenden(3)	40,000	—	62,250	—	—	105,250
Greg Fauquier(3)	30,000	—	145,000	—	—	175,000
Donald Quick(3)	30,000	—	62,250	—	—	95,250
Michael Stein(3)	32,000	—	62,250	—	—	97,250

(1)                                 Mr. McEwen is omitted from this table because he did not receive compensation in 2014 for service as a director.

(2)                                 Calculated using the Black-Scholes-Merton option pricing model. Please see Note 11 to the consolidated financial statements filed with our annual report on Form 10-K for the year ended December 31, 2014 for a description of certain assumptions made in connection with the valuation of these option awards.

(3)                                 Compensation paid in Canadian dollars. The compensation reflected in the Director Compensation Table has been converted to US dollars using the 2014 average exchange rate of C$0.9058 to $1.00.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures and Policies

We consider “related party transactions” to be transactions between our Company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors or officers is also a director or officer or has a material financial interest.

The Audit Committee is vested with the responsibility of evaluating and approving any potential related party transaction, unless a special committee consisting solely of independent directors (as defined in the NYSE Rules) is appointed by the Board of Directors. Policies and procedures for related party transactions are set forth in our Corporate Governance Guidelines and Audit Committee Charter, both of which are available on our website at http://www.mcewenmining.com.

Transactions with Related Parties

Aircraft Charter Arrangement:  Beginning in the second quarter of 2010, an aircraft owned and operated by Lexam L.P. (of which Mr. McEwen is a limited partner and beneficiary) was made available to McEwen Mining in order to expedite business travel. In his role as Chairman and Chief Executive Officer of McEwen Mining, as well as management of other junior mining interests, Mr. McEwen must travel extensively and frequently on short notice.

Mr. McEwen is able to charter the aircraft from Lexam L.P. at a preferential rate. Our independent Board members have approved a policy whereby only the variable expenses of operating this aircraft for business related travel are eligible for reimbursement by us. The hourly amount that McEwen Mining has agreed to reimburse Mr. McEwen is well under half the full cost per hour of operating the aircraft or equivalent hourly charter cost and in any event less than even Mr. McEwen’s preferential charter rate. Where possible, trips also include other company personnel, both executives and non-executives, to maximize efficiency.

For the year ended December 31, 2014, we paid approximately $100,000 to Lexam L.P. for the use of this aircraft.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 8, 2015, there were a total of 272,992,395 shares of our common stock and one share of our Series B Special Voting Preferred Stock outstanding. A trustee is the holder of the one share of Series B Special Voting Preferred Stock for and on behalf of the registered holders of the Exchangeable Shares. As of April 8, 2015, there were a total of 27,537,779 Exchangeable Shares outstanding (exclusive of shares owned by McEwen Mining and its affiliates).

The voting and exchange trustee is entitled to all of the voting rights, including the right to vote in person or by proxy, attaching to the one share of Series B Special Voting Preferred Stock on all matters that may properly come before a meeting of shareholders. The share of Series B Special Voting Preferred Stock is entitled to that number of votes equal to the number of outstanding Exchangeable Shares (other than shares held by us or our subsidiaries). The holders of our common stock and the holder of the Series B Special Voting Preferred Stock vote together as a single class. The Exchangeable Shares are exchangeable for shares of our common stock at any time on a one-for-one basis.

All rights of a holder of Exchangeable Shares to exercise votes attached to the share of Series B Special Voting Preferred Stock will cease upon the exchange of that holder’s Exchangeable Shares for shares of our common stock.

The following table describes the beneficial ownership of our voting securities as of April 8, 2015, by: (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock (assuming for such purposes that the Exchangeable Shares owned by such persons, if any, constitute outstanding shares of our common stock). For purposes of providing the calculations below, we have assumed that the total number of shares of our common stock outstanding is 300,530,174 (which assumes that the 27,537,779 Exchangeable Shares constitute outstanding shares of our common stock, but does not include any shares issuable upon exercise of outstanding options except as set forth in the table). In calculating the percentage ownership for each shareholder, we assumed that any options owned by an individual and exercisable within 60 days are exercised, but not the options owned by any other individual. As of April 8, 2015, there were outstanding options to acquire 5,111,427 shares of our common stock, some of which are not exercisable within 60 days of this proxy statement. Unless otherwise stated, all ownership is direct and the address of each individual or entity is the address of our executive office, 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Footnote Reference	Percentage
Robert McEwen** (includes shares held by 2190303 Ontario Inc. and Evanachan Limited)	74,718,564	(1)(2)	24.9%
2190303 Ontario Inc.	72,834,564	(2)	24.2%
Allen Ambrose**	506,904	(1)(3)	*
Michele Ashby**	227,500	(1)(4)	*
Leanne Baker**	252,760	(1)(5)	*
Richard Brissenden**	45,000	(1)(6)	*
Gregory Fauquier**	—	(1)	*
Donald Quick**	175,000	(1)(7)	*
Michael Stein**	519,870	(1)(8)	*
Perry Ing	472,000	(1)(9)	*
Nathan Stubina	17,000	(1)	*
Andrew Elinesky	96,000	(1)(10)	*
Simon Quick	81,000	(1)(11)	*
Nils Engelstad	191,439	(1)(12)	*
William Faust	400,400	(1)(13)	*
Craig Stanley	25,000	(1)(14)	*
All officers and directors as a group	77,728,437	(2) through (14)	25.9%
Van Eck Associates Corporation 335 Madison Avenue, 19th Floor, New York, NY 10017	13,623,261	(15)	4.5%

*                                         Less than one percent.

**                                  All directors can be reached at our corporate office address of 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9.

(1)                                 Officer or Director.

(2)                                 Includes 72,834,564 shares of common stock held by 2190303 Ontario Inc. and 200,000 shares of common stock held by Evanachan Limited.  Robert R. McEwen, our Chief Executive Officer and Chairman of the Board, owns 100% of the outstanding common stock of 2190303 Ontario Inc. and Evanachan Limited. Because Mr. McEwen exercises voting and investment power over the securities held by 2190303 Ontario Inc. and Evanachan Limited, these same shares are also included in Mr. McEwen’s individual share ownership in the table. Also includes 45,000 shares underlying stock options which are exercisable within 60 days of this proxy statement.

(3)                                 Includes (i) 49,500 Exchangeable Shares convertible into an equal amount of our common stock at any time; and (ii) 75,000 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(4)                                 Includes 185,000 shares underlying stock options, which are exercisable within 60 days of the date of this proxy statement.

(5)                                 Includes 218,000 shares underlying stock options, which are exercisable within 60 days of the date of this proxy statement.

(6)                                 Includes 45,000 shares underlying stock options, which are exercisable within 60 days of the date of this proxy statement.

(7)                                 Includes 75,000 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(8)                                 Includes 75,000 shares underlying stock options, which are exercisable within 60 days of the date of this proxy statement.

(9)                                 Includes 425,000 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(10)                          Includes 96,000 shares underlying stock options which are exercisable within 60 days of this proxy statement.

(11)                          Includes 81,000 shares underlying stock options which are exercisable within 60 days of this proxy statement.

(12)                          Includes (i) 10,939 Exchangeable Shares convertible into an equal amount of our common stock at any time; and (ii) 180,500 shares underlying stock options which are exercisable within 60 days of this proxy statement.

(13)                          Includes 400,000 shares underlying stock options which are exercisable within 60 days of this proxy statement.

(14)                          Includes 25,000 shares underlying stock options which are exercisable within 60 days of this proxy statement.

(15)                          As reported on Schedule 13G/A as filed on February 12, 2015, as of December 31, 2014, Van Eck Associates Corporation had sole power to vote and dispose of the above listed shares.

Changes in Control

We know of no arrangement or events, including the pledge by any person of our securities, which may result in a change in control of our company.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION

AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

We anticipate that the next annual meeting of shareholders will be held in May 2016. Any shareholder who desires to submit a proper proposal for inclusion in the proxy materials related to the next annual meeting of shareholders must do so in writing in accordance with our Bylaws and Rule 14a-8 of the Exchange Act, and it must be received at our principal executive offices no later than December 18, 2015 in order to be considered for inclusion in the proxy statement for the 2016 annual meeting of shareholders. Shareholders who intend to present a proposal at the 2016 annual meeting of shareholders without including such proposal in the 2016 proxy statement must provide us with a notice of such proposal no sooner than January 28, 2016 and no later than February 27, 2016. For proposals sought to be included in our proxy statement, the proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

As a reporting company, we are subject to the informational requirements of the 1934 Act and accordingly file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at their Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our common stock is listed on the NYSE and the TSX under the symbol “MUX.”

“HOUSEHOLDING” OF PROXY MATERIALS

When multiple shareholders have the same address, the SEC permits companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials and the Notice of Internet Availability of Proxy Materials (the “Notice”) to them. This process is commonly referred to as “householding.” The Company does not participate in householding, but some brokers may for shareholders who do not take electronic delivery of proxy materials. If your shares are held in a brokerage account and you have received notice from your broker that it will send one copy of the Notice or proxy materials to your address, householding will continue until you are notified otherwise or instruct your broker otherwise. If, at any time, you would prefer to receive a separate copy of the Notice or proxy materials, or if you share an address with another shareholder and receive multiple copies but would prefer to receive a single copy, please notify your broker. The Company promptly will deliver to a shareholder who received one copy of the Notice or proxy materials as a result of householding a separate copy upon the shareholder’s written or oral request directed to our investor relations department at (647) 258-0395 ext. 410 or McEwen Mining Inc., 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for purposes of this year’s annual meeting, you should follow the instructions provided in the Notice.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report to the SEC on Form 10-K for the year ended December 31, 2014, including financial statements and schedules, and copies of any of the exhibits referenced therein, are available to shareholders without charge upon written request to Andrew Iaboni, Controller, at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the annual meeting of shareholders. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

By Order of the Board of Directors

DATE: April 8, 2015	ROBERT R. MCEWEN

Chairman and Chief Executive Officer

Annex A — Amended and Restated McEwen Mining Inc. Equity Incentive Plan

ANNEX A

AMENDED AND RESTATED

MCEWEN MINING INC. EQUITY INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1          Establishment.  McEwen Mining Inc., a Colorado corporation formerly known as US Gold Corporation (the “Company”), established the US Gold Corporation Non-Qualified Stock Option and Stock Grant Plan (as the same is hereby amended, the “Plan”), now known as the Amended and Restated McEwen Mining Inc. Equity Incentive Plan, effective March 17, 1989, for certain employees of the Company (as defined in subsection 2.1(f)), directors and certain consultants to the Company. The Plan permitted the grant of non-qualified stock options and other stock grants to certain key employees of the Company, to certain directors and to certain consultants to the Company.

1.2          Purposes.  The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the remuneration of those participating in the Plan is more closely aligned with the value of the Company’s stock. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.

1.3          Effective Date; Amendment and Restatement.  The initial effective date of the Plan was March 17, 1989. On October 3, 2005, the Board (as defined in subsection 2.1(d)) authorized an amendment to the Plan to increase the number of shares reserved under the Plan from 3.5 million to 5 million; the amendment was approved by the Company’s shareholders on November 15, 2005. The Plan was further amended and restated, effective October 19, 2006, to increase the number of shares reserved under the Plan from 5 million to 9 million, to specify the maximum number of shares that may be subject to options granted to an individual in a calendar year, to provide for the grant of Incentive Options (as defined in subsection 2.1(n)), to provide for the grant of Restricted Stock Awards (as defined in subsection 2.1(v)), to provide for termination of the Plan on October 19, 2016, and to change the name of the Plan. The Plan was further amended and restated, effective October 4, 2011, to increase the number of shares reserved under the Plan to 13.5 million, to prohibit option repricing without shareholder approval, to provide for a fungible share pool, to prohibit net share counting, and to provide for termination of the Plan on October 4, 2021. The Plan is further amended and restated, effective March 27, 2015, to increase the number of shares reserved under the Plan to 17,500,000, to provide for an automatic extension of an option’s expiration date if such expiration falls during a Company blackout period, to provide for termination of the Plan on March 26, 2025, and to change the name of the Plan.

ARTICLE II

DEFINITIONS

2.1          Definitions.  The following terms shall have the meanings set forth below:

(a) “Affiliated Corporation” means any corporation or other entity that is affiliated with the Company through stock ownership or otherwise and is designated as an “Affiliated Corporation” by the Board; provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an “Affiliated Corporation” means any parent or subsidiary of the Company as defined in Section 424 of the Code.

(b) “Award” means an Option, grant of a Restricted Stock Award pursuant to ARTICLE VII, grant of Stock pursuant to ARTICLE IX or other issuances of Stock hereunder.

(c) “Blackout Period” means a period of time imposed either by Company policy or by the Chief Executive Officer, Chief Financial Officer or Corporate Secretary of the Company during which certain persons, due to potential access to material, non-public information, may not trade in any securities of the Company.

(d) “Board” means the Board of Directors of McEwen Mining Inc., a Colorado corporation.

(e) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

(f) “Committee” means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. If applicable, the Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act. Except as provided in Section 3.2, the Committee shall select Participants from Eligible Directors, Eligible Employees and Eligible Consultants of the Company and shall determine the awards to be made pursuant to the Plan and the terms and conditions thereof.

(g) “Company” means McEwen Mining Inc., a Colorado corporation, and the Affiliated Corporations.

(h) “Disabled” or “Disability” shall have the meaning given to such terms in Section 22(e)(3) of the Code.

(i) “Effective Date” means the original effective date of the Plan, March 17, 1989.

(j) “Eligible Consultants” means those consultants and advisors to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Awards, other than Incentive Options, under the Plan.

(k) “Eligible Directors” means those members of the Board who are determined by the Board to be individuals whose services are important to the Company and who are eligible to receive Awards under the Plan. Eligible Directors who are not also Eligible Employees may not receive Incentive Options.

(l) “Eligible Employees” means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to Section 3401 of the Code or other applicable non-U.S. law.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

(n) “Fair Market Value” means, as of a given date, (i) the closing price of a Share on the principal stock exchange on which Shares are then trading, if any (or as reported on any composite index that includes such principal exchange) on such date, or if Shares were not traded on such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on the OTC Bulletin Board or a successor quotation system, the mean between the closing representative bid and asked prices for the Stock on such date as reported by the OTC Bulletin Board or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on an electronic quotation system, the Fair Market Value of a Share shall be determined by the Committee acting in good faith in compliance with Section 409A of the Code.

(o) “Incentive Option” means an Option designated as such and granted in accordance with Section 422 of the Code. Incentive Options may be granted only after the shareholders approve the amendment to the Plan that adds Incentive Options to the Awards that may be granted under the Plan.

(p) “Non-Qualified Option” means any Option other than an Incentive Option.

(q) “Option” means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

(r) “Option Agreement” shall have the meaning given to such term in Section 7.2 hereof.

(s) “Option Holder” means a Participant who has been granted one or more Options under the Plan.

(t) “Option Period” means the period of time, determined by the Committee, during which an Option may be exercised by the Option Holder.

(u) “Option Price” means the price at which each Share subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

(v) “Participant” means an Eligible Director, Eligible Employee or Eligible Consultant designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

(w) “Restricted Stock Award” means an award of Stock granted to a Participant pursuant to ARTICLE VIII that is subject to certain restrictions imposed in accordance with the provisions of such Section.

(x) “Securities Act” means the Securities Act of 1933, as it may be amended from time to time.

(y) “Share” means one whole share of Stock.

(z) “Stock” means the common stock of the Company.

(aa) “Stock Bonus” means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment or performance related goals.

2.2          Gender and Number.  Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III

PLAN ADMINISTRATION

3.1          General.  The Plan shall be administered by the Committee, or in the absence of appointment of a Committee, by the entire Board. All references in the Plan to the Committee shall include the entire Board if no Committee is appointed. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Directors, Eligible Employees and Eligible Consultants, determine the Awards to be made pursuant to the Plan, or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants and Eligible Directors who are not also Eligible Employees shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.2          Delegation by Committee.  The Committee may, from time to time, delegate, to specified officers of the Company, the power and authority to grant Awards under the Plan to specified groups of Eligible Employees and Eligible Consultants, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee’s exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any Eligible Employee or Eligible Consultant who is covered by Section 16(b) of the Exchange Act or who is or may become covered by Code section 162(m) shall not be delegated by the Committee.

ARTICLE IV

STOCK SUBJECT TO THE PLAN

4.1          Number of Shares.  As of November 15, 2005, the maximum aggregate number of Shares issuable under the Plan pursuant to Awards was 5 million Shares. As of October 19, 2006, the maximum aggregate number of Shares issuable under the Plan pursuant to Awards was increased by 4 million Shares for a maximum of 9 million Shares. As of October 4, 2011, the maximum aggregate number of Shares issuable under the Plan pursuant to Awards was increased by 4.5 million Shares for a maximum of 13.5 million Shares. As of March 27, 2015, the maximum aggregate number of Shares issuable under the Plan pursuant to Awards was increased by four (4) million Shares, for a maximum of 17,500,000 Shares.

Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this ARTICLE IV. The maximum number of Shares that may be issued under Incentive Options is 17.5 million Shares. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2          Limit on Option Grants.  The maximum number of Shares with respect to which a Participant may receive Options under the Plan during a calendar year is 500,000 Shares. The maximum number may be increased from time to time by approval of the Board and by the stockholders of the Company. No Options may be granted with respect to any increased number of Shares until such increase has been approved by the stockholders. Stockholder approval shall not be required for increases solely pursuant to Section 4.4 below.

4.3          Share Usage.  Shares subject to an Award shall be counted as used as of the date of grant.

(a) Any Shares that are subject to an Award of Options shall be counted against the share issuance limit set forth in Section 4.1 as one (1) Share for every one (1) Share subject to such Award. Any Shares that are subject to an award other than an Award of Options shall be counted against the share issuance limit set forth in Section 4.1 as three (3) shares for every one (1) Share subject to such Award.

(b) Any Shares related to Awards under the Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, shall be available again for grant under the Plan in the same number as such Award counted against the share issuance limit set forth in Section 4.1 when the Award was grated.

(c) The number of Shares available for issuance under the Plan shall not be increased by the number of Shares (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of Shares upon exercise of an Option, (ii) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations or (iii) purchased by the Company with proceeds from Option exercises.

4.4          Adjustments for Stock Split, Stock Dividend, Etc.  If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and non-assessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan, (ii) the Shares then included in each outstanding Award granted hereunder, (iii) the maximum number of Shares available for grant to any one person in a calendar year pursuant to Section 4.2, (iv) the maximum number of Shares available for grant pursuant to Incentive Options, and (v) the number of Shares subject to a delegation of authority under Section 3.2 of this Plan.

4.5          General Adjustment Rules.  No adjustment or substitution provided for in this ARTICLE IV shall require the Company to sell a fractional Share under any Option, or otherwise issue a fractional Share, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional Share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of Shares then subject to an Option shall remain unchanged but the Option Price per Share under each such Option shall be adjusted by the Committee to reflect the greater or lesser number of Shares or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment. All adjustments to Options shall be made according to Section 1.424-1 of the Treasury Regulations.

4.6          Determination by the Committee, Etc.  Adjustments under this ARTICLE IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

4.7          No Repricing.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Shares, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options to reduce the exercise price of such outstanding Options; (b) cancel outstanding Options in exchange for or substitution of Options with an exercise price that is less than the exercise price of the original Options; or (c) cancel outstanding Options with an exercise price above the current stock price in exchange for cash or other securities.

ARTICLE V

CORPORATE REORGANIZATION; CHANGE IN CONTROL

5.1          Adjustment of Awards.  Upon the occurrence of a Corporate Transaction (as defined in Section 5.3), the Committee may take any one or more of the following actions with respect to outstanding Awards:

(a) Provide that any or all Options shall become fully exercisable regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied;

(b) Provide that any or all restrictions with respect to Restricted Stock and other Awards shall lapse;

(c) Provide for the assumption or substitution of any or all Awards as described in Section 5.2;

(d) Make any other provision for outstanding Awards as the Committee deems appropriate and consistent with applicable law.

The Committee may also provide that any Awards that are outstanding at the time the Corporate Transaction is closed shall expire at the time of the closing. The Committee need not take the same action with respect to all outstanding Awards or to all outstanding Awards of the same type.

5.2          Assumption or Substitution of Options and Other Awards.  (a) The Company, or the successor or purchaser, as the case may be, may, under the Plan, make adequate provision for the assumption of outstanding options or the substitution of new options for outstanding options on terms comparable to the outstanding options or (b) the Company, or the successor or purchaser, as the case may be, may make adequate provision for the equitable adjustment of outstanding Awards (other than Options). Any such assumption or substitution of Options shall be made according to section 1.424-1 of the Treasury Regulations and consistent with Code Section 409A. The number of Shares available for issuance under the Plan pursuant to Section 4.1 shall be increased by the number of Shares subject to any such assumed awards and substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of Shares otherwise available for issuance under the Plan, subject to applicable rules of any stock exchange on which the Shares are listed.

5.3          Corporate Transaction.  A Corporate Transaction shall include the following:

(a) Merger; Reorganization: the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Shares); or

(b) Sale: the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company);

(c) Liquidation: the dissolution or liquidation of the Company; or

(d) Change in Control: A “Change in Control” shall be deemed to have occurred if either (i) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (a) the then-outstanding Shares (“Outstanding Shares”) or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Power”) or (ii) at any time during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

ARTICLE VI

PARTICIPATION

Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Consultants shall be selected from those non-employee consultants or advisors to the Company who are performing services important to the operation and growth of the Company. Eligible Directors are those whose services, in the judgment of the Committee, are important to the Company. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

ARTICLE VII

OPTIONS

7.1          Grant of Options.  Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that only Non-Qualified Options may be granted to Eligible Consultants and to Eligible Directors who are not also Eligible Employees. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

7.2          Stock Option Agreements.  Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an “Option Agreement”). An Option Agreement shall be issued by the Company in the name of the

Participant to whom the Option is granted (the “Option Holder”) and in such form as may be approved by the Committee. The Option Agreement shall incorporate and conform to the conditions set forth in this Section 7.2, as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

(a) Number of Shares. Each Option Agreement shall state that it covers a specified number of Shares, as determined by the Committee.

(b) Price. The price at which each Share covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Agreement, but in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Option is granted (110 percent of the Fair Market Value in the case of an incentive option granted to an individual who owns stock of the Company having more than 10% of the voting power).

(c) Duration of Options; Restrictions on Exercise. Each Option Agreement shall state the Option Period. The Option Period must end, in all cases except as described in Section 7.2(d), not more than ten years from the date the Option is granted (five years in the case of an incentive option granted to an individual who owns stock of the Company having more than 10% of the voting power). The Option Agreement shall also set forth any installment or other restrictions on exercise of the Option during such period, if any, as may be determined by the Committee. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee.

(d) Blackout Period; Automatic Extension of Option Period. In the event the Option Period expires during a Company Blackout Period, the Option Period shall be extended to the date that is ten days from the date that the Blackout Period ended.

(e) Termination of Services, Death, Disability, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder’s services. The effect of this subsection 7.2(e) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(e) shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any individual’s services. If the Committee does not otherwise specify, the following shall apply:

(i) If the services of the Option Holder are terminated within the Option Period for “cause,” as determined by the Company, the Option shall thereafter be void for all purposes.

(ii) If the Option Holder dies during the Option Period while still performing services for the Company or within the three-month period referred to in (iii) below, the Option may be exercised by those entitled to do so under the Option Holder’s will or by the laws of descent and distribution within one year following the Option Holder’s death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder’s death.

(iii) If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the Company or performing services for the Company) by the Company within the Option Period for any reason other than cause or death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of employment or services.

(f) Exercise, Payments, Etc.

(i) Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Company of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of the Company within thirty (30) days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to the Company in full. If the Option Price is paid by means of a broker’s transaction described in subsection 7.2(f)(ii)(C), in whole or in part, the closing of the purchase of the

Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker’s transaction was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

(ii) If the exercise price is $2,000 or less, the exercise price shall be paid by one or a combination of the methods set forth in subsections 7.2(f)(ii)(A) or (B) below. If the exercise price is more than $2,000, the exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

(A) in cash;

(B) by certified check, cashier’s check or other check acceptable to the Company, payable to the order of the Company; or

(C) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

(g) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(h) Withholding.

(i) Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws or foreign tax laws, as the case may be.

(ii) Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company’s principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

(iii) Notwithstanding anything else in this Plan to the contrary, if the Company determines, at its sole discretion, that it is required under the Income Tax Act (Canada) or any other applicable Canadian federal, provincial or territorial law to make source deductions in respect of an exercise of an Option and to remit such deductions to the applicable governmental authority, the Company may, at its sole discretion, implement any procedures to ensure such deduction and remittance requirements are met. These procedures may include, without limitation:

(A) requiring that the Option Holder pay to the Company, in addition to the exercise price for the Options, sufficient cash as is reasonably determined by the Company to be the amount necessary to permit the required tax deduction and remittance;

(B) requiring that the Option Holder authorize the Company, on behalf of the Option Holder, to sell in the market on such terms and at such time or times as the Company determines a portion of the Shares being issued upon exercise of the Options to realize cash proceeds to be remitted to the Company and used to satisfy the required tax deduction and remittance; or

(C) make other arrangements acceptable to the Company to fund the required tax deduction and remittance.

7.3          Restrictions on Incentive Options. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option and Incentive Options shall be taken into account in the order granted.

7.4          Transferability.

(a) General Rule: No Lifetime Transfers. An Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. An Option shall be exercisable during the Option Holder’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Option Holder’s guardian or legal representative shall have all of the rights of the Option Holder under this Plan.

(b) No Assignment. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except as set forth above.

7.5          Shareholder Privileges.  No Option Holder shall have any rights as a shareholder with respect to any Shares covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock.

ARTICLE VIII

RESTRICTED STOCK AWARDS

8.1          Grant of Restricted Stock Awards.  Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

8.2          Restrictions.  A Participant’s right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by or performance of services for the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company’s established retirement policy, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment or services completed at the time of termination of services from the grant of each Award to the total number of months of employment or continued services required for such Award to be fully non-forfeitable, and such portion of each such Award shall become fully non-forfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Company. If a Participant’s employment or consulting services terminate for any other reason, any Restricted Stock Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all Shares related thereto shall be immediately returned to the Company.

8.3          Privileges of a Stockholder, Transferability.  A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this ARTICLE VIII upon his becoming the holder of record of such Stock; provided, however, that the Participant’s right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 11.2.

8.4                               Enforcement of Restrictions.  The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3.

(a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

(b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

ARTICLE IX

STOCK BONUSES

The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.

ARTICLE X

OTHER COMMON STOCK GRANTS

From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire Shares, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all Shares issued pursuant to such arrangements shall be issued under this Plan.

ARTICLE XI

RIGHTS OF PARTICIPANTS

11.1                        Service.  Nothing contained in the Plan or in any Option, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting or advisory relationship with, the Company, or membership on the Board or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

11.2                        Non-transferability of Awards Other Than Options.  Except as provided otherwise at the time of grant or thereafter, no right or interest of any Participant in a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), or other Award (excluding Options) granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Participant’s rights and interests in Options, Restricted Stock Awards and other Awards shall, to the extent provided in ARTICLE VII, ARTICLE VIII, ARTICLE IX, and ARTICLE X, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

11.3                        No Plan Funding.  Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.

ARTICLE XII

GENERAL RESTRICTIONS

12.1                        Investment Representations.  The Company may require any person to whom an Option, Restricted Stock Award, or Stock Bonus is granted, as a condition of exercising such Option, or receiving such Restricted Stock Award or Stock Bonus, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

12.2                        Compliance with Securities Laws.  Each Option, Restricted Stock Award, and Stock Bonus grant shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option, Restricted Stock Award or Stock Bonus grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Restricted Stock Award, or Stock Bonus grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

12.3                        Changes in Accounting Rules.  Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Restricted Stock Awards, or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, outstanding Restricted Stock Awards, and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

ARTICLE XIII

PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable. No amendment shall be made to the no-repricing provisions of Section 4.7 or the Option pricing provisions of Section 7 without the approval of the Company’s shareholders.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Restricted Stock Awards, Stock Bonuses or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Restricted Stock Awards, Stock Bonuses or other Awards.

ARTICLE XIV

WITHHOLDING

14.1                        Withholding Requirement.  The Company’s obligation to deliver Shares upon the exercise of any Option, the vesting of any Restricted Stock Award, or the grant of Stock shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.

ARTICLE XV

REQUIREMENTS OF LAW

15.1                        Requirements of Law.  The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

15.2                        Federal Securities Law Requirements.  If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all applicable conditions required under Rule 6b-3, or any successor rule promulgated under the Exchange Act, to qualify the Award for any exception from the provisions of Section 6(b) of the Exchange Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

15.3                        Governing Law.  The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

ARTICLE XVI

DURATION OF THE PLAN

Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on March 26, 2025 and no Option, Restricted Stock Award, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Restricted Stock Awards, and other Awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

Dated: March 27, 2015	McEWEN MINING INC.
a Colorado corporation

	By:	/s/ PERRY ING
Name: Perry Ing
Title: Vice President and Chief Financial Officer

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 022INC 1 U P X + Annual Meeting Proxy Card . + 01 - ROBERT R. MCEWEN 02 - ALLEN V. AMBROSE 03 - MICHELE L. ASHBY 04 - LEANNE M. BAKER 05 - RICHARD W. BRISSENDEN 06 - GREGORY P. FAUQUIER 07 - DONALD R.M. QUICK 08 - MICHAEL L. STEIN A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4. 1. ELECTION OF DIRECTORS: 3. TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE US GOLD EQUITY INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER TO 17,500,000 SHARES. 01 02 03 04 05 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION 06 07 2. SAY ON PAY - AN ADVISORY VOTE ON THE APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. 4. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015. 5. OTHER BUSINESS TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. 08 MMMMMMMMM MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 MMMMMMMMMMMMMMM C 1234567890 J N T 2 3 3 8 0 9 1 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN T Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 022INC 1 U P X + Annual Meeting Proxy Card . + 01 - ROBERT R. MCEWEN 02 - ALLEN V. AMBROSE 03 - MICHELE L. ASHBY 04 - LEANNE M. BAKER 05 - RICHARD W. BRISSENDEN 06 - GREGORY P. FAUQUIER 07 - DONALD R.M. QUICK 08 - MICHAEL L. STEIN A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4. 1. ELECTION OF DIRECTORS: 3. TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE US GOLD EQUITY INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER TO 17,500,000 SHARES. 01 02 03 04 05 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION 06 07 2. SAY ON PAY - AN ADVISORY VOTE ON THE APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. 4. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015. 5. OTHER BUSINESS TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. 08 MMMMMMMMM MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 MMMMMMMMMMMMMMM C 1234567890 J N T 2 3 3 8 0 9 1 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 28, 2015. Vote by Internet • Go to www.envisionreports.com/MUX • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message HE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 28, 2015. Vote by Internet • Go to www.envisionreports.com/MUX • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, having duly received the Notice of Annual Meeting and the proxy statement dated April 8, 2015, hereby revokes any and all proxies previously granted and appoints Robert R. McEwen and Perry Y. Ing or either of them, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated herein, all shares of common stock of McEwen Mining Inc. held of record by the undersigned on April 8, 2015, at the Annual Meeting of Shareholders to be held on May 28, 2015 at St. Andrew’s Club & Conference Centre, 150 King St. W., 27th Floor, Main Dining Room, Toronto, Ontario, Canada, M5H 1J9 at 2:00 p.m. Eastern Time, and at any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed on the proxy by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED DIRECTORS, FOR THE APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, FOR THE AMENDMENT AND RESTATEMENT OF THE US GOLD EQUITY INCENTIVE PLAN, AND FOR THE RATIFICATION OF THE INDEPENDENT ACCOUNTANTS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE OR IF YOU ARE ELIGIBLE FOR AND PREFER INTERNET OR TELEPHONE VOTING, PLEASE RETURN YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD. . Proxy — McEwen Mining Inc. Change of Address — Please print new address below. B Non-Voting Items Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q